                                                                    EXHIBIT 10.4

--------------------------------------------------------------------------------

                             PARTICIPATION AGREEMENT
                           dated as of April 30, 1997

                                      among

                            APPLIED MATERIALS, INC.,
                        as Lessee and Construction Agent,


                        CREDIT SUISSE LEASING 92A, L.P.,
                             as Lessor and Borrower,


                         GREENWICH FUNDING CORPORATION,
                                  as CP Lender,


                     THE PERSONS NAMED ON SCHEDULE I HERETO,
                             as Eurodollar Lenders,


                                       and


                           CREDIT SUISSE FIRST BOSTON,
                       acting through its New York Branch,
                                    as Agent

               --------------------------------------------------

================================================================================

                                TABLE OF CONTENTS

                                                                                                                   PAGE
ARTICLE 1.              DEFINITIONS; INTERPRETATION.................................................................  2

ARTICLE 2.              INITIAL CLOSING DATE........................................................................  3

ARTICLE 3.              ACQUISITIONS AND FUNDINGS...................................................................  3
            SECTION 3.1.                        Existing Sites......................................................  3
            SECTION 3.2.                        Sites...............................................................  3
            SECTION 3.3.                        Construction Costs..................................................  3
            SECTION 3.4.                        Equipment...........................................................  3
            SECTION 3.5.                        Refinancing of Loans................................................  4
            SECTION 3.6.                        Lessor Participation................................................  4
            SECTION 3.7.                        CP Lender Participation.............................................  4
            SECTION 3.8.                        Eurodollar Lenders Participation....................................  5
            SECTION 3.9.                        Notations on Notes..................................................  6
            SECTION 3.10.                       Advances; Limitations and Limits; CP
                                                Lender Advance Limitations..........................................  7
            SECTION 3.11.                       Termination of Commitments..........................................  9
            SECTION 3.12.                       Obligations of Participants Several.................................  9
            SECTION 3.13.                       Procedures for Advances.............................................  9
            SECTION 3.14                        Subordinated Mortgage; Subordinated
                                                Security Agreement.................................................. 12
            SECTION 3.15                        Lessee Option to Increase Original
                                                Estimated Construction Cost......................................... 12
            SECTION 3.16.                       Lessee Directions................................................... 12

ARTICLE 4.              YIELD; INTEREST; COMMITMENT FEES............................................................ 13
            SECTION 4.1.                        Yield............................................................... 13
            SECTION 4.2.                        Interest on CP Loans................................................ 14
            SECTION 4.3.                        Interest on Eurodollar Loans........................................ 14
            SECTION 4.4.                        Computations........................................................ 14
            SECTION 4.5.                        Highest Lawful Rate................................................. 15
            SECTION 4.6.                        Capitalized Interest and Capitalized
                                                Yield............................................................... 16
            SECTION 4.7.                        Commitment Fees..................................................... 17
            SECTION 4.8.                        Collateralization................................................... 17

ARTICLE 5.              CERTAIN INTENTIONS OF THE PARTIES........................................................... 18
            SECTION 5.1.                        Nature of Transaction............................................... 18
            SECTION 5.2.                        Amounts Due......................................................... 19

ARTICLE 6.              CONDITIONS PRECEDENT TO ACQUISITIONS AND
                        ADVANCES.................................................................................... 20
            SECTION 6.1.                        Conditions to Each Advance.......................................... 20
            SECTION 6.2.                        Conditions to Site Advance.......................................... 22
            SECTION 6.3.                        Conditions to each Equipment Advance................................ 27
            SECTION 6.4.                        Conditions to each Construction Cost
                                                Funding............................................................. 29



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


ARTICLE 7.              COMPLETION DATE CONDITIONS.................................................................. 30

ARTICLE 8.              REPRESENTATIONS AND WARRANTIES.............................................................. 32
            SECTION 8.1.                        Representations and Warranties of Lessee............................ 32
            SECTION 8.2.                        Representations and Warranties of CSL............................... 40
            SECTION 8.3.                        Representations and Warranties of Agent............................. 42

ARTICLE 9.              COVENANTS OF LESSEE......................................................................... 43
            SECTION 9.1.                        Further Assurances.................................................. 43
            SECTION 9.2.                        Consolidation, Merger, Sale, etc.................................... 44
            SECTION 9.3.                        Corporate Existence................................................. 44
            SECTION 9.4.                        Liens............................................................... 44
            SECTION 9.5.                        Compliance Certificates............................................. 44
            SECTION 9.6.                        Change of Name or Address........................................... 45
            SECTION 9.7.                        Compliance with Law, Environmental
                                                Matters............................................................. 45
            SECTION 9.8.                        Investigation by Governmental
                                                Authorities......................................................... 45
            SECTION 9.9.                        Financial and Other Information..................................... 46
            SECTION 9.10.                       Securities.......................................................... 48
            SECTION 9.11.                       Interest Rates...................................................... 48
            SECTION 9.12.                       Revolving Credit Facility........................................... 48

ARTICLE 10.             OTHER COVENANTS AND AGREEMENTS.............................................................. 49
            SECTION 10.1.                       Cooperation with Lessee............................................. 49
            SECTION 10.2.                       Covenants of Lessor................................................. 49
            SECTION 10.3.                       Lessor Transfers.................................................... 51
            SECTION 10.4.                       Restrictions on and Effect of Transfer.............................. 52
            SECTION 10.5.                       Covenants and Agreements of Lenders................................. 54
            SECTION 10.6.                       Future Lenders...................................................... 56
            SECTION 10.7.                       Agent under Participation Agreement and
                                                Mortgages........................................................... 56

ARTICLE 11.             INDEMNIFICATION............................................................................. 56
            SECTION 11.1.                       General Indemnification............................................. 56
            SECTION 11.2.                       General Tax Indemnity............................................... 58
            SECTION 11.3.                       Withholding Tax Exemption........................................... 63
            SECTION 11.4.                       Increased Costs and Reduced Return.................................. 64
            SECTION 11.5.                       Eurodollar Rate Illegal, Unavailable or
                                                Impracticable....................................................... 65
            SECTION 11.6.                       Funding Losses...................................................... 66
            SECTION 11.7.                       Limitations on Amounts Due Under Section
                                                11.4................................................................ 67
            SECTION 11.8.                       Gross-Up............................................................ 67
            SECTION 11.9.                       Indemnity for Excessive Use and Sales
                                                Below Fair Market Value............................................. 68
            SECTION 11.10.                      Environmental Indemnity............................................. 68



ARTICLE 12.             AGENT....................................................................................... 70
            SECTION 12.1.                       Appointment of Agent; Powers and
                                                Authorization to Take Certain Actions............................... 70
            SECTION 12.2.                       Reliance............................................................ 71
            SECTION 12.3.                       Action Upon Instructions Generally.................................. 72
            SECTION 12.4.                       Indemnification..................................................... 73
            SECTION 12.5.                       Independent Credit Investigation.................................... 74
            SECTION 12.6.                       Refusal to Act...................................................... 74
            SECTION 12.7.                       Resignation or Removal of Agent;
                                                Appointment of Successor............................................ 74
            SECTION 12.8.                       Separate Agent...................................................... 75
            SECTION 12.9.                       Termination of Agency............................................... 76
            SECTION 12.10.                      Compensation of Agency.............................................. 76
            SECTION 12.11.                      Limitations......................................................... 76

ARTICLE 13.             MISCELLANEOUS............................................................................... 77
            SECTION 13.1.                       Survival of Agreements.............................................. 77
            SECTION 13.2.                       No Broker, etc...................................................... 77
            SECTION 13.3.                       Notices............................................................. 78
            SECTION 13.4.                       Counterparts........................................................ 78
            SECTION 13.5.                       Amendments.......................................................... 78
            SECTION 13.6.                       Headings, etc....................................................... 79
            SECTION 13.7.                       Parties in Interest................................................. 79
            SECTION 13.8.                       GOVERNING LAW....................................................... 79
            SECTION 13.9.                       Payment of Transaction Expenses and
                                                Other Costs......................................................... 80
            SECTION 13.10.                      Severability........................................................ 80
            SECTION 13.11.                      Liabilities of Lenders.............................................. 80
            SECTION 13.12.                      Liabilities of Agent................................................ 81
            SECTION 13.13.                      Lessor Obligations Nonrecourse; Payment
                                                from Certain Lease and Guarantee
                                                Obligations and Certain Proceeds of
                                                Leased Property Only................................................ 81
            SECTION 13.14.                      Consideration for Consents to Waivers
                                                and Amendments...................................................... 81
            SECTION 13.15.                      Payment Directions.................................................. 82
            SECTION 13.16.                      Role of Arranger and its Affiliates................................. 82
            SECTION 13.17.                      Notices to Lessor under Loan Agreement.............................. 82
            SECTION 13.18.                      Submission to Jurisdiction; Waivers................................. 82
            SECTION 13.19.                       No Proceedings..................................................... 83
            SECTION 13.20.                      Final Agreement..................................................... 83
            SECTION 13.21.                      Confidentiality..................................................... 83



                                    SCHEDULES

SCHEDULE I                          Participants' Commitments
SCHEDULE II                         Notice Information and Payment Instructions
SCHEDULE III                        Filings and Recordings
SCHEDULE IV                         Governmental Actions


                                   APPENDICES

APPENDIX 1              Definitions and Interpretation
APPENDIX 2              Conditions Precedent to Document Closing Date


                                    EXHIBITS

EXHIBIT A               Form of Master Lease
EXHIBIT B               Form of Construction Agency Agreement
EXHIBIT C               Form of Architect's Certificate
EXHIBIT D               Form of Completion Date Certificate
EXHIBIT E               Form of Advance Request
EXHIBIT F               Form of Note Guarantee
EXHIBIT G               Form of Loan Agreement
EXHIBIT H               Form of Capital Asset Purchase Agreement
EXHIBIT I               Form of Mortgage and Security Agreement
EXHIBIT J               Form of Deed of Trust, Security Agreement and
                        Fixture Filing Statement
EXHIBIT K               Form of Hazardous Materials Undertaking and
                        Unsecured Indemnity
EXHIBIT L               Form of Assignment of Lease
EXHIBIT M               Form of Consent to Assignment of Lease
EXHIBIT N               Form of Assignment of Construction Agency
                        Agreement
EXHIBIT O               Form of Consent to Assignment of Construction
                        Agency Agreement
EXHIBIT P               Form of Security and Pledge Agreement
EXHIBIT Q               Form of Custodial Agreement
EXHIBIT R               Form of Security Agreement
EXHIBIT S               Form of Bill of Sale
EXHIBIT T               Form of Deed
EXHIBIT U               Form of Ground Lease
EXHIBIT V               Forms of Opinions of Counsel to Lessee
EXHIBIT W               Form of Opinion of Local Counsel Lessee
EXHIBIT X               Forms of Lessor Opinions
EXHIBIT Y               [Reserved]
EXHIBIT Z               Form of Transfer Letter
EXHIBIT AA              Form of Private Placement Certificate
EXHIBIT BB              Form of Tax Certificate
EXHIBIT CC              Form of Subordinated Mortgage
EXHIBIT DD              Form of Subordinated Security Agreement


                             PARTICIPATION AGREEMENT

            THIS PARTICIPATION AGREEMENT, dated as of April 30, 1997 (this "Participation Agreement"), is entered into by and among APPLIED MATERIALS, INC., a Delaware corporation, as Lessee and as Construction Agent; CREDIT SUISSE LEASING 92A, L.P., as Lessor and as Borrower; GREENWICH FUNDING CORPORATION, a Delaware corporation, as CP Lender; the Persons listed on Schedule I hereto (together with their respective permitted successors, assigns and transferees each a "Eurodollar Lender" and collectively "Eurodollar Lenders") and CREDIT SUISSE FIRST BOSTON, acting through its New York Branch, not in its individual capacity except as expressly stated herein, but solely as Agent for Lenders.


                              PRELIMINARY STATEMENT

            In accordance with the terms of this Participation Agreement, the Lease, the Construction Agency Agreement, the Loan Agreement, the Capital Asset Purchase Agreement and the other Operative Documents:

                        A. At the request of Lessee, on the initial Advance
            Date, Lessor contemplates acquiring the Existing Sites and, on subsequent Advance Dates from time to time during the Commitment Period, (i) interests in Land (either fee simple or ground leasehold interests), (ii) interests in Facilities and/or (iii) interests in Equipment.

                        B. Should Lessor acquire interests in Land or Land and
            Facilities that constitute Construction Sites, using Advances funded by Participants, Construction Agent on behalf of Lessor contemplates either constructing Facilities on such Land or renovating or rebuilding Facilities that exist on such Land.

                        C. Lessor intends to lease to Lessee and Lessee intends
            to lease from Lessor pursuant to the Lease (i) the Developed Sites and the Existing Sites, (ii) the Construction Sites and, upon completion of construction, the Facilities constructed thereon, and
            (iii) the Equipment.

                        D. As directed by Lessee, Lessor is willing to provide
            3% of the funding for Site acquisitions, Facilities construction and/or for Equipment acquisitions and will obtain the remaining 97% of the costs of such acquisitions or construction from limited recourse financing from (i) Eurodollar Lenders pursuant to the Loan Agreement and (ii) CP Lender, out of the proceeds from the issuance of commercial paper by CP Lender and the loan of such proceeds to Lessor, pursuant to the Loan Agreement.

                        E. The Lenders are willing to provide limited recourse financing to Lessor for 97% of the acquisition cost of such Site acquisitions, Facilities construction and Equipment acquisitions.

                         F. A Capital Asset Purchase Agreement dated as of the
            date hereof is being entered into among CP Lender, Purchasers and Agent, as liquidity agent and as administrative agent, pursuant to which Purchasers will extend commitments to purchase ratable shares of all or a portion, as the case may be, of CP Lender's interest in the Tranche A CP Notes and the Tranche B CP Notes to enable CP Lender to make payments in respect of CP Lender's Commercial Paper.

                         G. To induce Lenders and Agent to make loans under the
            Loan Agreement and to enter into this Participation Agreement and the transactions contemplated hereby, AMAT desires to enter, and it is a condition to the effectiveness hereof that AMAT enter, into the Note Guarantee.

                         H. To secure their respective Investment Amounts and
            Loans, Participants will have the benefit of a Lien on the Leased Property and on substantially all of Lessor's rights against Lessee under the Lease, and CP Lender will assign to Agent for the benefit of Purchasers certain of its rights in respect of such Lien.

            In consideration of the mutual agreements contained in this Participation Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE 1.

                           DEFINITIONS; INTERPRETATION

            Unless the context shall otherwise require, capitalized terms used and not defined herein shall have the meanings assigned thereto in Appendix 1 hereto for all purposes hereof; and the rules of interpretation set forth in Appendix 1 hereto shall apply to this Participation Agreement.

                                   ARTICLE 2.

                              INITIAL CLOSING DATE

            The Document Closing Date shall occur on the earliest date (on or before May 15, 1997) on which all the conditions precedent thereto set forth in Appendix 2 hereto shall have been satisfied or waived by the applicable parties as set forth therein.


                                   ARTICLE 3.

                            ACQUISITIONS AND FUNDINGS

            SECTION 3.1. Existing Sites. Subject to the terms and conditions of this Participation Agreement, on the initial Advance Date (i) Agent shall make an advance, the proceeds of which shall be used to fund the Existing Sites Purchase Price and the Transaction Expenses incurred on or prior to such Advance Date, (ii) Lessor shall acquire the Existing Sites and (iii) Lessor and Lessee shall enter into a Site Lease Supplement for each such Site pursuant to which Lessor shall lease to Lessee the Existing Sites.

            SECTION 3.2. Sites. Subject to the terms and conditions of this Participation Agreement, on each Advance Date that constitutes a Site Acquisition Date, (i) Agent shall make an advance (such advance or an advance pursuant to Section 3.1, a "Site Advance"), the proceeds of which shall be used to fund the Site Acquisition Cost of the Developed Sites or Construction Sites to be acquired on such Acquisition Date and related Transaction Expenses, (ii) Lessor shall acquire such Sites and (iii) Lessor and Lessee shall enter into a Site Lease Supplement for each such Site pursuant to which Lessor shall lease (or with respect to Land leased to Lessor pursuant to a Ground Lease, sublease) to Lessee such Developed Sites or Construction Sites.

            SECTION 3.3. Construction Costs. Subject to the terms and conditions of this Participation Agreement, on each Advance Date that constitutes a Construction Cost Funding Date, Agent shall make an advance (a "Construction Advance"), the proceeds of which shall be used to reimburse Construction Agent for the payment of Construction Costs, and to fund Capitalized Interest and Capitalized Yield relating to any interest and Yield accrued during the Interest Period immediately preceding such Construction Advance on the aggregate outstanding principal amount of any Construction Advances made prior to such Advance Date.

            SECTION 3.4. Equipment. Subject to the terms and conditions of this Participation Agreement, on each Advance Date that constitutes an Equipment Acquisition Date, (i) Agent shall make an advance (an "Equipment Advance"), the proceeds of which shall be used to fund the Equipment Purchase Price and related Transaction Expenses with respect to the Units of Equipment in the Equipment Group to be acquired on such Equipment Acquisition Date, (ii) Lessor shall acquire such Units of Equipment, and (iii) Lessor and Lessee shall enter into an Equipment Lease Supplement pursuant to which Lessor shall lease to Lessee each Equipment Group funded by such Advance. Notwithstanding anything herein to the contrary, to the extent that, in connection with an acquisition of a Site or the making of a Construction Advance, Agent is also making an Advance for the acquisition of Equipment or related Transaction Expenses, the portion of such Advance that relates to the Equipment Cost of the Equipment so being acquired and the Transaction Expenses related thereto shall be considered an Equipment Advance separate from the Site Advance or Construction Advance relating to the Site for the purposes of this Participation Agreement.

            SECTION 3.5. Refinancing of Loans. Subject to the terms and conditions hereof, on each Advance Date that constitutes a Refinancing Date, Agent shall make an Advance the proceeds of which will be used to repay all or portion of outstanding Eurodollar Loans or CP Loans (a "Refinancing Advance"). Notwithstanding anything to the contrary in Section 3.6 below, Lessor shall not be obligated to Fund any portion of a Refinancing Advance.

            SECTION 3.6. Lessor Participation. Subject to the terms and conditions hereof, Lessor shall Fund (as Lessor's portion of an Advance pursuant to Sections 3.1 through 3.4 hereof) to Agent for an Advance by Agent to Lessee or Construction Agent, at the request of either such party from time to time during the Commitment Period on each Advance Date, an amount (each an "Investment" or "Investment Amount") in immediately available funds equal to Lessor's Commitment Percentage of the amount of the Advance being funded on such Advance Date. Notwithstanding any other provision hereof and in addition to the limitations set forth in Section 3.10, Lessor shall not be obligated to make available any Investment if the amount of the proposed Investment exceeds the Available Lessor Commitment. Subject to the terms and conditions hereof, all or part of the Investment may be repaid to Lessor and readvanced. Subject to the terms and conditions hereof, Lessor shall acquire ownership (either fee or leasehold, as the case may be) of each Site and Unit of Equipment and lease (or sublease) such Site or Unit of Equipment to Lessee pursuant to the Lease and a Lease Supplement relating thereto.

            SECTION 3.7. CP Lender Participation. (a) Subject to the terms and conditions hereof and of the Loan Agreement, CP Lender may make CP Loans to Lessor at the request of Lessee or

Construction Agent from time to time during the Commitment Period on each Advance Date in an amount equal to the Eurodollar Lenders' aggregate Commitment Percentage of the amount of the Advance being funded on such Advance Date. If CP Lender elects to make a CP Loan hereunder, the proceeds of each such CP Loan shall be Funded by CP Lender to Agent as CP Lender's portion of an Advance pursuant to Sections 3.1 through 3.5 hereof. Notwithstanding any other provision hereof and in addition to the limitations set forth in Section 3.10 hereof, CP Lender shall not make available to Agent and Agent shall not make an Advance of any CP Loan if the amount of the proposed CP Loan exceeds the aggregate Available Eurodollar Lender Commitments. Subject to the terms and conditions hereof, CP Loans may be repaid in part or in full to CP Lender pursuant to
Section 3.5 and readvanced.

            (b) Each CP Loan for a Site acquisition, whether for Existing Sites, Developed Sites or Construction Sites, payment or reimbursement of Construction Costs, or to repay any outstanding Eurodollar Loan previously made for such purposes, shall be recorded by Agent on the grid relating to the two Site Notes, each such Site Note issued to Agent, on behalf of CP Lender, on the Document Closing Date and repayable in accordance with the terms of the Loan Agreement (the Tranche A CP Site Note, to be substantially in the form of Exhibit A-CS of the Loan Agreement, and representing the aggregate portion of the CP Loans to which the AMAT Recourse Amount for the Sites will be applied pursuant to Section
5.4 of the Loan Agreement and the Tranche B CP Site Note, to be substantially in the form of Exhibit B-CS of the Loan Agreement, and representing the remaining portion of the CP Loans). Each CP Loan for Equipment acquisitions or used to repay any outstanding Eurodollar Loan previously made for such purpose shall be recorded by Agent on the grid relating to the two Equipment Notes, each issued to Agent, on behalf of CP Lender, on the Document Closing Date and repayable in accordance with the terms of the Loan Agreement (the Tranche A CP Equipment Note, to be substantially in the form of Exhibit A-CE of the Loan Agreement, and representing the aggregate portion of the CP Loans to which the AMAT Recourse Amount for all outstanding Equipment Groups will be applied pursuant to Section
5.4 of the Loan Agreement and the Tranche B CP Equipment Note, to be substantially in the form of Exhibit B-CE of the Loan Agreement, and representing the remaining portion of the CP Loans).

            SECTION 3.8. Eurodollar Lenders Participation. (a) Subject to the terms and conditions hereof and of the Loan Agreement, each Eurodollar Lender severally shall make Eurodollar Loans to Lessor at the request of Lessee or Construction Agent from time to time during the Commitment Period on each Advance Date, in an amount in immediately available funds equal to such Lender's Commitment Percentage of the amount of the Advance being funded on such Advance Date. The proceeds of each such

Eurodollar Loan shall be Funded by Eurodollar Lenders to Agent as Eurodollar Lender's portion of an Advance pursuant to Sections 3.1 through 3.5 hereof. Notwithstanding any other provision hereof and in addition to the limitations set forth in Section 3.10, no Eurodollar Lender shall be obligated to make any Eurodollar Loan if the amount of such Eurodollar Lender's Eurodollar Loan exceeds such Eurodollar Lender's Available Eurodollar Lender Commitment. Subject to the terms and conditions hereof, Eurodollar Loans may be repaid in part or in full to Lenders and readvanced.

            (b) Each Eurodollar Loan made by a Eurodollar Lender for a Site acquisition, whether for Existing Sites, Developed Sites or Construction Sites, or payment or reimbursement of Construction Costs shall be recorded on the grid relating to the two Site Notes, each issued to Agent, on behalf of the Eurodollar Lenders, on the Document Closing Date and repayable in accordance with the terms of the Loan Agreement (the Tranche A Eurodollar Site Note, to be substantially in the form of Exhibit A-ES of the Loan Agreement, and the Tranche B Eurodollar Site Note, to be substantially in the form of Exhibit B-ES of the Loan Agreement). Each Eurodollar Loan made by a Eurodollar Lender for Equipment acquisitions shall be recorded on the grid relating to the two Equipment Notes, each issued to Agent, on behalf of the Eurodollar Lenders, on the Document Closing Date and repayable in accordance with the terms of the Loan Agreement (the Tranche A Eurodollar Equipment Note, to be substantially in the form of Exhibit A-EE of the Loan Agreement, and the Tranche B Eurodollar Equipment Note, to be substantially in the form of Exhibit B-EE of the Loan Agreement).

            SECTION 3.9. Notations on Notes. Agent, on behalf of each Lender, is hereby authorized to record on the grid attached to the Tranche A CP Site Note, the Tranche B CP Site Note, the Tranche A Eurodollar Site Note, the Tranche B Eurodollar Site Note, the Tranche A CP Equipment Note, the Tranche B CP Equipment Note, the Tranche A Eurodollar Equipment Note, or the Tranche B Eurodollar Equipment Note, as applicable, held by Agent, on behalf of the Lenders, the date and amount of each Funding, the amount of all Capitalized Interest, each payment or repayment of principal, the type of interest rate applicable thereto from time to time, the length of each Interest Period with respect thereto (including, in the case of a Eurodollar Loan for which the Base Rate may, from time to time, be applicable, the period for which such Base Rate applies) and the interest rate for such Interest Period. Any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided, that the failure to make any such recording or errors in such recordation, or to provide the copies or calculations described below, shall not affect the obligation of Borrower under such instrument or the corresponding obligation of Lessee to pay Rent. Agent shall also determine with respect to each Note and the Investment Amount the portion thereof attributable to each Site and Equipment Group in order to establish the Site Balance of, and the AMAT Recourse Amount relating to, each such Site and the Equipment Group Balance of, and the AMAT Recourse Amount relating to, each such Equipment Group, which determination shall be conclusive and binding on Lessee and the Participants absent manifest error. Lessee may from time to time request from any Agent, but not more frequently than once each fiscal quarter of Lessee, copies of the grids maintained by Agent, on behalf of the Lenders, with respect to the Notes, and if requested by Lessee and not previously furnished to Lessee by Agent, the Agent's calculation of any recordation on such grid.

            SECTION 3.10. Advances; Limitations and Limits; CP Lender Advance Limitations.

                    (a) In addition to any other provision hereof, Agent shall not be obligated to make an Advance to Lessee or Construction Agent, and no Lender shall be obligated to Fund any Loan, and Lessor shall not be required to Fund the portion of its Investment on such Advance Date if the amount of such Advance would exceed the aggregate Available Commitments or, after giving effect to such Advance, the aggregate outstanding amount of Loans and Investment Amounts would exceed the Aggregate Commitment Amount.

                    (b) The aggregate amount funded by each of the Lenders and Lessor hereunder outstanding at any time shall not exceed the Aggregate Commitment Amount. The amount of the initial Site Advance shall be used solely to pay for the Site Acquisition Cost of the Existing Sites and any Transaction Expenses incurred through the initial Advance Date. Following the initial Advance Date, each Site Advance requested by Lessee shall be used solely for payment of the Aggregate Property Costs for such Site. Each Advance for Equipment acquisitions must apply to at least one or more entire Equipment Groups and shall be used solely for payment of the Equipment Purchase Price for such Equipment and any Transaction Expenses incurred by Lessee in connection with the purchase of such Equipment. Each Site Advance and Equipment Advance may, without the consent of all Participants, only be used to acquire Sites or Units of Equipment located in any State of the United States of America.

                    (c) The initial Advance Date shall occur on or before May 15, 1997. Each Advance Date shall be a Business Day, and there shall be no more than one Advance during any calendar month (excluding any Advance made solely to pay Capitalized Interest and Capitalized Yield pursuant to Section 4.6). Each Advance shall be in a minimum amount equal to $1,000,000, or an integral multiple of $100,000 in excess thereof except with respect to any

Equipment Advance, which may be in a minimum amount equal to $500,000, or an integral multiple of $100,000 in excess thereof; provided, that so long as an Advance is for the full amount of the aggregate Available Participant Commitment and exceeds the minimum threshold of $1,000,000 or $500,000, as the case may be, such Advance need not be in an integral multiple of $100,000. Notwithstanding anything herein to the contrary, (i) the aggregate amount of Equipment Advances shall not exceed $10,000,000, (ii) no more than two Equipment Pools shall exist at any time, and (iii) the period from the Equipment Pool Period Commencement Date for such Equipment Pool through the Maturity Date shall equal or exceed three years. All remittances made by Lessor and Lenders for the Funding of any Advance shall be made in immediately available federal funds by wire transfer to Agent for deposit not later than 1:00 p.m., New York time, on the applicable Advance Date to such account as Lessee or Construction Agent, as applicable, shall have indicated in the Advance Request. The Funding by Lessor and each Lender to Agent of its respective portion of an Advance shall constitute authorization and direction by such party to Agent to make an Advance pursuant to Article 3.

                    (d) Notwithstanding anything contained herein or in the Loan Agreement to the contrary, with respect to each CP Loan and each CP Rate Period specified in the applicable Advance Request or Continuation Notice related thereto, CP Lender shall not make or continue a CP Loan with such CP Rate Period on any Advance Date, Refinancing Date or Continuation Date if, on such date, the interest rate (stated on a per annum basis) payable on the Commercial Paper to be issued by CP Lender with such CP Rate Period exceeds the interest rate (stated on a per annum basis) set forth below opposite the relevant CP Rate
Period:


      Interest Rate                       Requested CP Rate Period
      -------------                       ------------------------
          24%                             Less than or equal to
                                          45 days

          21%                             Less than or equal to
                                          51 days and more than
                                          45 days

          18%                             Less than or equal to
                                          60 days and more than
                                          51 days

          15%                             Less than or equal to
                                          72 days and more than
                                          60 days

          12%                             Less than or equal to


                                          90 days and more than
                                          72 days

            9%                            Less than or equal to
                                          120 days and more than
                                          90 days

            6%                            Less than or equal to
                                          180 days and more than
                                          120 days

            SECTION 3.11. Termination of Commitments. Notwithstanding anything in this Participation Agreement to the contrary, the Commitments shall terminate and Agent shall not be obligated to make any Advance, and no party hereto shall be obligated to make any Fundings, and no Advance Date may thereafter occur upon the occurrence of the earlier of (i) 2:00 p.m. New York time on the first (1st) Business Day immediately preceding the commencement of (a) in the case of Equipment Advances, the first Remarketing Period elected pursuant to Article XXII of the Lease, and (b) in the case of Site Advances, the first Site Remarketing Period elected pursuant to Section 22.1 of the Lease with respect to a Site or the first Equipment Remarketing Period elected on or after the fifth anniversary of the Document Closing Date pursuant to Section 22.2 of the Lease with respect to an Equipment Pool, except, in the case of a Construction Site, to the extent of future Construction Advances that do not, when aggregated with all Construction Advances previously Funded for such Site, exceed the Original Estimated Construction Costs for such Construction Site, (ii) 2:00 p.m. New York time on the thirtieth (30th) Business Day immediately preceding the Maturity Date, or (iii) a termination of the Eurodollar Lenders' Commitments pursuant to
Section 6.2 of the Loan Agreement.

            SECTION 3.12. Obligations of Participants Several. The obligations of the Participants hereunder or elsewhere in the Operative Documents shall be several and not joint; and no Participant shall be liable or responsible for the acts or defaults of any other party hereunder or under any other Operative Document.

            SECTION 3.13. Procedures for Advances.

                    (a) Each Advance Date. With respect to the Funding of each Advance, Lessee shall give Lessor and Agent irrevocable written notice not later than 1:00 p.m. New York time five (5) Business Days prior to a Site Advance or an Equipment Advance and three (3) Business Days prior to any Construction Advance or Refinancing Advance (which in either case does not also constitute a Site Advance or an Equipment Advance, but any Advance Request may relate to more than one type of Advance), pursuant to an Advance Request substantially in the form of Exhibit E (an "Advance Request") specifying for each type of Advance requested on such Advance
Date:

                        (i)  the proposed Advance Date;

                        (ii) the amount of the Advance requested and whether the
            Advance is a Site Advance, a Construction Advance (including a statement of the amount thereof, if any, that constitutes Capitalized Interest and Capitalized Yield), an
            Equipment Advance or Refinancing Advance;

                        (iii) whether the Loans to Fund such Advance shall be CP
            Loans or Eurodollar Loans and the amount of each, and the amount of such Advance which shall constitute a Refinancing Advance;

                        (iv) if the Loans to Fund such Advance are Eurodollar
            Loans, whether such Eurodollar Loans during the initial Interest Period commencing on the date of such Advance shall accrue interest at the Base Rate or the Eurodollar Rate and if the Loans to fund such Advance are CP Loans, the Interest Period or Interest Periods applicable to such CP Loans; provided, however, that in no event shall Lessee select Loans and Interest Periods such that more than five Payment Dates occur in any calendar month;

                        (v) with respect to an Equipment Advance, a description
            of the Equipment Group and the Units of Equipment included therein to be acquired on such Advance Date, the Equipment Cost, the Equipment Purchase Price and location of each such Unit, the Transaction Expenses to be Funded on such Advance Date and information satisfactory to Agent in order for Agent to (a) estimate the Fair Market Value of each Unit of Equipment as of the Original Equipment Pool Expiration Date, (b) estimate the useful life of each Unit of Equipment (which Fair Market Value and useful life shall be satisfactory to Agent and Lessor) and (c) prepare an amortization schedule for Fixed Rent to attach to the Equipment Lease Supplement to be delivered pursuant to Section 6.3(c);

                        (vi) with respect to a Site Advance, whether such
            Advance is for the Existing Sites, any other Developed Site or a Construction Site, a brief description of each Site (including a legal description) and the Aggregate Property Cost for each such Site (including the allocation of such amount among the Site Acquisition Costs (which, for the Existing Sites, is equal to the Existing Sites Purchase Price), the Original Estimated Construction Costs, if any, and the applicable Transaction Expenses);

                        (vii) with respect to a Construction Advance, whether
            Lessor is to acquire fee simple title to or a ground leasehold interest in the Land;

                        (viii) with respect to a Site Acquisition Date for a Construction Site, the anticipated Construction Completion
            Date;

                        (ix) with respect to a Construction Cost Funding Date, the Remaining Estimated Construction Cost;

                        (x) if such Advance is to be used to pay any Person or
            to reimburse Lessee for Transaction Expenses, a description of the type and amount of each such Transaction Expense and the allocation of such Transaction Expenses between Equipment Advances and Site Advances;

                        (xi) that Lessee certifies that such Advance complies with the limitations and conditions set forth at
            Section 3.10; and

                        (xii) wire transfer instructions for the disbursement of funds.

            Lessor and Agent shall promptly forward a copy of such Advance Request to CP Lender or each Eurodollar Lender, as applicable. All documents and instruments required to be delivered on the Document Closing Date and the initial Advance Date pursuant to this Participation Agreement shall be delivered at the offices of Mayer, Brown & Platt, 1675 Broadway, New York, New York 10019-5820, or at such other location as Required Participants, Agent and Lessee may agree. Any documents and instruments required to be delivered on any Advance Date following the initial Advance Date shall be delivered to Agent at its address set forth on Schedule II, or at such other location as Agent may direct pursuant to Section 13.3. Other than documents and instruments to be recorded or filed with a Governmental Authority and each Participant's copy of the Operative Documents required to be delivered on such Advance Date, all documents and instruments may be delivered by facsimile with overnight delivery on the next day.

                        (b)  Application and Payments.

                        (i) Lessee shall apply or cause to be applied all
            Advances solely for the purposes permitted herein and pursuant to the description set forth in the Advance Request for such Advance.

                        (ii) The parties to this Participation Agreement hereby agree that any payment required to be made to

            Participants by Lessor pursuant to any Operative Document shall be made directly to Agent by Lessee for the benefit of Participants, in lieu of the corresponding payment required to be made by Lessee to Lessor and Lessor to Participants pursuant to any Operative Document. Such payment by Lessee to Agent shall be deemed to constitute (A) the required payment from Lessee to Lessor and (B) the corresponding payment by Lessor to Participants.

            SECTION 3.14. Subordinated Mortgage; Subordinated Security Agreement. (a) On each Site Acquisition Date, Lessor shall deliver to Lessee a duly executed Subordinated Mortgage dated such Site Acquisition Date and relating to the Site acquired on such date (including such modifications as are necessary to comply with the Applicable Laws and Regulations of the State in which such Site is located).

            (b) On the Document Closing Date, Lessor shall deliver to Lessee a duly executed Subordinated Security Agreement dated such Document Closing Date.

            SECTION 3.15. Lessee Option to Increase Original Estimated Construction Cost. With respect to any Construction Site, after the related Acquisition Date, Lessee shall have the option at any time during the related Site Term to effect an increase in the Original Estimated Construction Cost of such Construction Site by requesting Agent and Participants to obtain a new appraisal, at Lessee's expense, of such Site, which appraisal must meet the requirements of Section 6.2(a), based upon different or revised Plans and Specifications provided by Lessee and by causing the provision of additional title insurance coverage and effecting amendments to the related Site Lease Supplement, the Notes issued to Agent, on behalf of CP Lender in the case of CP Notes and each Eurodollar Lender in the case of Eurodollar Notes, with respect to a Funding made or to be made for such Site, and Security Documents to the extent reasonably requested by Agent and Participants to reflect such increased Original Estimated Construction Cost. Notwithstanding the foregoing, Lessee may at its option, in lieu of increasing the Original Estimated Construction Cost as specified above pay the additional construction costs from its own funds as specified in Section 4.1 of the Construction Agency Agreement.

            SECTION 3.16. Lessee Directions. Lenders, Agent, Lessee and Lessor hereby agree that, so long as no Loan Event of Default exists, Lessee shall have, subject to the terms and conditions set forth in the Loan Agreement, the exclusive right to exercise the rights of "Borrower" under Section 2 of the Loan Agreement (other than under Section 2.1(f) of the Loan Agreement), including, without limitation:

                        (a) the exclusive right to make Extension Requests
            pursuant to Section 2.2(e) of the Loan Agreement;

                        (b) the exclusive right to give a notice pursuant to
            Section 2.3 of the Loan Agreement;

                        (c) the exclusive right to replace a Non-Consenting
            Eurodollar Lender and to exercise all other rights of Borrower pursuant to Section 2.2(e) of the Loan Agreement; and

                        (d) the exclusive right to give a Continuation Notice
            pursuant to Section 2.5 of the Loan Agreement.


                                   ARTICLE 4.

                        YIELD; INTEREST; COMMITMENT FEES

            SECTION 4.1. Yield. (a) The amount of Investment Amounts outstanding from time to time shall accrue Yield at the per annum rate equal to the Yield Rate. Yield shall be due and payable by Lessee as Basic Rent on each applicable Payment Date and on each applicable Site Expiration Date and the Equipment Pool Expiration Date. If all or any portion of the Investment Amount, any Yield payable thereon or any other amount payable hereunder shall not be paid when due (whether at stated maturity, the acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is equal to the Overdue Rate and shall be payable from time to time on demand as Supplemental Rent. Subject to the order of priority for distribution of funds set forth at Section 5.3 of the Loan Agreement, Lessee may prepay at any time, without penalty, any Investment Amount.

            (b) Lessor hereby directs Lessee to pay in accordance with the Lease to Agent, for the account of Lessor, the portion of Basic Rent representing Yield and the portion of Supplemental Rent representing other amounts owing to Lessor under the Lease from time to time. There is no scheduled amortization of the Investment Amounts prior to the Maturity Date. Notwithstanding the foregoing, Lessor shall be entitled to repayment of the Investment Amounts from a portion of payments made by Lessee pursuant to Section 20.1 and Article XXII of the Lease, and any amounts paid by Lessee pursuant to Article XV of the Lease or otherwise with respect to a termination of any Leased Property as a result of a Casualty or Condemnation, which amounts shall be payable to Lessor in the amounts and subject to the priority in Section 5 of the Loan Agreement. Lessor shall keep records with respect to the date and amount of each Funding, the Yield, each payment of principal and the length of each Interest Period with respect thereto. Such records shall constitute prima facie evidence of the accuracy of the information so recorded; provided, that the failure to make any such recording or errors in such recordation or to provide the copies of such records as provided below shall not affect the obligation of Lessee to pay Rent. Lessor shall provide to Lessee, not more than once a month upon Lessee's request, copies of such records which have not previously been provided to Lessee.

            SECTION 4.2. Interest on CP Loans. (a) Each CP Loan shall accrue interest computed and payable in accordance with the terms of the Loan Agreement.

                    (b) Lessor shall pay (and hereby directs Lessee to pay in accordance with the Lease) to Agent, for the account of CP Lender the Basic Rent (determined on the basis of interest on the CP Loans) received from Lessee under the Lease from time to time.

            SECTION 4.3. Interest on Eurodollar Loans. (a) Each Eurodollar Loan shall accrue interest computed and payable in accordance with the terms of the Loan Agreement.

                    (b) Lessor shall pay (and hereby directs Lessee to pay in accordance with the Lease) to Agent, for the account of the Eurodollar Lenders the Basic Rent (determined on the basis of interest on the Eurodollar Loans) received from Lessee under the Lease from time to time.

            SECTION 4.4. Computations. For all purposes under the Operative Documents, all computations of interest, Yield and other accrued amounts pursuant to the Operative Documents (including, without limitation, amounts based on the Overdue Rate) shall be made by Agent on the basis of the actual number of days elapsed and, when such interest and Yield is based on the Eurodollar Rate or interest is based on the CP Rate, a 360-day year basis, otherwise, including when such interest and Yield is based on the Base Rate, a 365- (or, if applicable, 366-) day year basis. Agent shall notify Lessee of the applicable Eurodollar Rate or Base Rate promptly upon the determination thereof, but in any event not later than three (3) Business Days prior to each Payment Date. Any change in the interest rate or Yield on an Advance or an Investment Amount or Loan resulting from a change in the Base Rate shall become effective as of the opening of business on the day on which such change becomes effective. Agent shall as soon as practicable notify Lessor, Lessee and Participants of the effective date and the amount of each such change in interest rate. Agent shall, at the request of any party, deliver to such party a statement showing the quotations used by Agent in determining any rate used to calculate interest or Yield. Agent shall deliver an invoice to Lessee at least two (2) Business Days before any Payment Date, specifying the Basic Rent due on such Payment Date. Notwithstanding the foregoing, any failure by Agent to deliver any notice or invoice described in this Section
4.4 shall not in any way relieve Lessee of its obligation to make the Basic Rent payment on such Payment Date.

            SECTION 4.5. Highest Lawful Rate. It is the intention of the parties hereto to conform strictly to applicable usury laws and, anything herein to the contrary notwithstanding, the obligations of (a) Lessee to Lessor under this Participation Agreement and the Lease, (b) Lessor to the Lenders under the Loan Agreement, (c) any party under the Capital Asset Purchase Agreement, (d) Lessor to the Lenders under the Notes and (e) of either Lessee or Lessor or any other party under any other Operative Document, shall be subject to the limitation that payments of interest or of other amounts constituting interest under applicable law shall not be required to the extent that receipt thereof would be in excess of the Highest Lawful Rate (as defined below), or otherwise contrary to provisions of law applicable to the recipient limiting rates of interest which may be charged or collected by the recipient. Accordingly, if the transactions or the amount paid or otherwise agreed to be paid for the use, forbearance or detention of money under this Participation Agreement, the Lease, the Loan Agreement, the Capital Asset Purchase Agreement, the Notes and any other Operative Document would exceed the Highest Lawful Rate or otherwise be usurious under applicable law (including without limitation the federal and state laws of the United States of America, or of any other jurisdiction whose laws may be mandatorily applicable) with respect to the recipient of any such amount, then, in that event, notwithstanding anything to the contrary in this Participation Agreement, the Lease, the Loan Agreement, the Capital Asset Purchase Agreement, or any other Operative Document, it is agreed as follows as to the recipient of any such amount:

                        (a) the provisions of this Section 4.5 shall govern and
            control over any other provision in this Participation Agreement, the Lease, the Loan Agreement, the Capital Asset Purchase Agreement, the Notes and any other Operative Document and each provision set forth therein is hereby so limited;

                        (b) the aggregate of all consideration which constitutes
            interest under applicable law that is contracted for, charged or received under this Participation Agreement, the Lease, the Loan Agreement, the Capital Asset Purchase Agreement, the Notes or any other Operative Document shall under no circumstances exceed the maximum amount of interest allowed by applicable law (such maximum lawful interest rate, if any, with respect to such recipient herein called the "Highest Lawful Rate"), and all amounts owed under this Participation Agreement, the Lease, the Loan Agreement, the

            Capital Asset Purchase Agreement, the Notes and any other Operative Document shall be held subject to reduction and (i) the amount of interest which would otherwise be payable to the recipient hereunder and under the Lease, the Loan Agreement, the Capital Asset Purchase Agreement, the Notes and any other Operative Document, shall be automatically reduced to the amount allowed under applicable law and
            (ii) any unearned interest paid in excess of the Highest Lawful Rate shall be credited to the payor by the recipient (or, if such consideration shall have been paid in full, refunded to the payor);

                        (c) all sums paid, or agreed to be paid for the use,
            forbearance and detention of the money under this Participation Agreement, the Lease, the Loan Agreement, the Capital Asset Purchase Agreement, the Notes or any other Operative Document shall, to the extent permitted by applicable law be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the actual rate of interest is uniform throughout the full term thereof;

                        (d) if at any time the interest, together with any other
            fees, late charges and other sums payable pursuant to or in connection with this Participation Agreement, the Lease, the Loan Agreement, the Capital Asset Purchase Agreement, the Notes and any other Operative Document executed in connection herewith or therewith, and deemed interest under applicable law exceeds that amount which would have accrued at the Highest Lawful Rate, the amount of interest and any such fees, charges and sums to accrue to the recipient of such interest, fees, charges and sums pursuant to the Operative Documents shall be limited, notwithstanding anything to the contrary in the Operative Documents to that amount which would have accrued at the Highest Lawful Rate for the recipient, but any subsequent reductions, as applicable, shall not reduce the interest to accrue pursuant to the Operative Documents below the recipient's Highest Lawful Rate until the total amount of interest payable to the recipient (including all consideration which constitutes interest) equals the amount of interest which would have been payable to the recipient (including all consideration which constitutes interest), plus the amount of fees which would have been received but for the effect of this Section 4.5.

            SECTION 4.6. Capitalized Interest and Capitalized Yield. On each date which is three Business Days prior to any Payment Date (unless (i) with respect to a Construction Period Site, such Payment Date occurs after the Outside Completion Date and the Construction Completion Date has not occurred prior to such

Outside Completion Date, in which case Construction Agent shall fund the portion of Site Rent attributed to the amounts described below from its own funds, or
(ii) Construction Agent at least three Business Days prior to such Payment Date gives written notice to Lessor and Agent that it is not requesting such Funding and that Construction Agent intends to fund the portion of Site Rent attributed to the amounts described below from its own funds), Construction Agent shall be deemed to have requested a Construction Advance in an amount equal to Capitalized Interest and Capitalized Yield accrued on the outstanding Investment Amounts and Loans with an Interest Period ending on such Payment Date allocated to Construction Advances for Construction Period Sites. The Advance Date with respect to any such Construction Advance for accrued Capitalized Interest and Capitalized Yield shall be the relevant Payment Date (subject to the terms and conditions for a Construction Advance set forth in this Participation Agreement) and the proceeds of such Construction Advance shall be applied to pay such accrued Capitalized Interest and Capitalized Yield. On each such Advance Date, the Investment shall be increased by an amount equal to the Capitalized Yield Funded on such date with respect to each Construction Period Site, the outstanding principal on the applicable Site Notes shall be increased by an amount equal to the Capitalized Interest Funded on such date with respect to each Construction Period Site, and the Construction Costs of each Construction Period Site shall be increased by an amount equal to the Capitalized Yield and Capitalized Interest relating to such Construction Period Site.

            SECTION 4.7. Commitment Fees. Lessee shall pay to Agent for the account of each Eurodollar Lender and Lessor a commitment fee (the "Commitment Fees") for the period from and including the Document Closing Date to the Maturity Date, computed, in the case of such Participant, at a rate per annum equal to the Commitment Fee Rate on the average daily amount of the Available Participant Commitment of each such Participant (and prorated for any such period which is less than a calendar quarter), payable quarterly in arrears on each Commitment Fee Payment Date, commencing on the first such date to occur after the Document Closing Date. If all or a portion of any Commitment Fee shall not be paid when due, such overdue amount shall bear interest, payable by Lessee on demand, at a rate per annum equal to the Overdue Rate from the date of such nonpayment until such amount is paid in full (as well after as before judgment).

            SECTION 4.8. Collateralization. Lessee agrees that it will not collateralize the outstanding principal amounts of the Tranche A Notes or the Available Eurodollar Lender Commitment relating to Tranche A Loans until such time as the Custodial Agreement has been duly executed and delivered by all parties thereto.

                                   ARTICLE 5.

                        CERTAIN INTENTIONS OF THE PARTIES

            SECTION 5.1. Nature of Transaction. It is the intention of the parties that:

                        (a) the Overall Transaction constitutes an "operating lease" pursuant to SFAS No. 13 from Lessor to Lessee for purposes of Lessee's financial reporting;

                        (b) for federal, state and local income or franchise tax, bankruptcy (including the substantive law upon which bankruptcy proceedings are based), real estate and Uniform Commercial Code purposes:

                        (i) the Overall Transaction constitutes a loan by
            Participants to Lessee and preserves beneficial ownership in the Leased Property in Lessee, and the obligations of Lessee to pay Site Rent and Equipment Variable Rent shall be treated as payments of interest, and the payment by Lessee of any amounts in respect of the Equipment Fixed Rent and the Lease Balance shall be treated as repayments of principal;

                        (ii) the Lease grants a security interest and a mortgage
            lien, as the case may be, in all of the Sites, the Equipment and the other Collateral in favor of Lessor; and

                        (ii) the Mortgage and the Security Agreement create
            liens and security interests in the Collateral in favor of Agent for the benefit of all Participants.

Accordingly, and notwithstanding any provision of this Participation Agreement to the contrary, the parties hereto agree and declare that: (i) the transactions contemplated by the Lease and the other Operative Documents are intended to have a dual, rather than single, form, as evidenced by the statements set forth in Sections 5.1(a) and (b) above and Article XXVI of the Lease, and (ii) all references in this Participation Agreement to the "lease" of the Leased Property which fail to reference such dual form do so as a matter of convenience only and do not reflect the intent of the parties hereto as to the true characterization of such arrangements. Notwithstanding the intentions of the parties set forth above, Lessee acknowledges and agrees that none of Agent, any Participant or their representatives have made any representations or warranties concerning the tax, accounting or legal characteristics of the Operative Documents and that Lessee has obtained and relied upon such tax, accounting and legal advice from its own experts concerning the Operative Documents as it deems appropriate.

                        (c) Specifically, without limiting the generality of the foregoing, the parties hereto intend and agree that, for purposes of filing federal, state and local returns, reports and other statements relating to income or franchise taxes, or any other taxes imposed upon or measured by income: (i) the transactions contemplated by the Operative Documents shall be treated as conditional sales and Lessee shall be entitled to take any deduction, credit, allowance or other reporting position consistent with such treatment, and (ii) neither Lessor nor any Participant shall take an initial position on its federal, state and local returns, reports and other statements relating to income or franchise taxes that is inconsistent with such treatment.

                        (d) Prior to the Lease Expiration Date, neither Lessor nor any Participant shall claim any federal or state tax attributes or benefits (including depreciation) relating to the Leased Property unless required to do so by an appropriate taxing authority or after a change in Applicable Laws and Regulations; provided, however, that if an appropriate taxing authority shall require Lessor or any Participant to claim any such federal or state tax attributes or benefits or such Person otherwise intends to claim such attributes or benefits as otherwise permitted hereunder, such Person shall promptly notify Lessee thereof and shall permit Lessee to contest such requirement in a manner similar to the contest rights provided in, and subject to any applicable limitation to a contest contained in, Section 11.2(b) hereof (it being understood, however, that any such contest of an item on a net income or franchise tax return of Lessor or any Participant shall be based upon a tax opinion of, and shall be conducted and controlled in good faith by, tax counsel selected by Lessor or the applicable Participant and reasonably approved by Lessee).

            SECTION 5.2. Amounts Due. (a) Anything else herein or elsewhere to the contrary notwithstanding, it is the intention of Lessee, Participants and Agent that: (i) the amount and timing of installments of Basic Rent due and payable from time to time from Lessee under the Lease shall be equal to the aggregate payments due and payable in respect of principal and interest on the Loans and Yield on each Payment Date (to the extent such interest and Yield are not funded by additional Loans and Investment Amounts); (ii) if Lessee elects the Purchase Option or becomes obligated to purchase any of the Leased Properties under the Lease, the Loans, Investment Amounts, all interest, Yield and Commitment Fees thereon and all other obligations of Lessee owing to the Participants and Agent which are attributable to the applicable Site or Equipment Group to be purchased, as allocated pursuant to the Loan Agreement, shall be paid in full by Lessee in accordance with Article XX of the Lease; (iii) if Lessee properly elects a Remarketing Option and remarkets the related Leased Property in accordance with Article XXII of the Lease, as applicable, Lessee shall only be required to pay to Agent the Gross Proceeds, subject to the limitation set forth at Section 22.1 of the Lease with respect to 25% Property, of the sale of such Leased Property, the AMAT Recourse Amount, all in accordance with Article XXII of the Lease and any amounts due pursuant to Section 11.9 of this Participation Agreement and Section
22.5 of the Lease (which aggregate amounts under Article XXII of the Lease may be less than the Lease Balance); and (iv) upon a Lease Event of Default resulting in an acceleration of Lessee's obligation to purchase the Leased Properties under the Lease, the amounts then due and payable by Lessee under the Lease shall include all amounts necessary to pay in full the Lease Balance, plus all other amounts then payable by Lessee to Participants and Agent under the Operative Documents.

            (b) Anything else herein or in any other Operative Document to the contrary notwithstanding, it is the intention of AMAT, Participants and Agent that the amount of the total obligations of AMAT under the Operative Documents, including the Lease and the Note Guarantee, on any date, shall not exceed the sum of the aggregate outstanding principal amount of all Loans, plus all interest accrued thereon, plus the aggregate outstanding Investment Amounts, plus all accrued Yield thereon, plus all other costs, expenses and indemnities (including, without limitation, any amounts payable by Borrower pursuant to Section 6.2(i) of the Loan Agreement) for which Lessee is liable under the Operative Documents; provided, however, that the foregoing limitation shall not apply to any damages or amounts otherwise payable by Lessee as a result of Lessee's breach of its obligation to make payments to Agent rather than Lessor in accordance with the Assignment of Lease and the Consent to Assignment, unless Lessee is required by a court order of a Governmental Authority having jurisdiction to make such payments to Lessor.


                                   ARTICLE 6.

                CONDITIONS PRECEDENT TO ACQUISITIONS AND ADVANCES

            SECTION 6.1. Conditions to Each Advance. The obligation of each Participant to perform its obligations on any Advance Date shall be subject to the fulfillment to the satisfaction of (including, with respect to writings, such writings being in form and substance reasonably satisfactory to Agent), or the waiver in writing by, Agent of the conditions precedent set forth in this
Section 6.1 and the other applicable conditions precedent set forth in this Article 6 on or prior to such Advance Date (except that the obligation of any party hereto shall not be subject to such party's own performance or compliance):

                        (a) Advance Request. Lessee (or Construction Agent) shall have delivered an Advance Request conforming with the applicable requirements of Section 3.10 in respect of the proposed Advance Date.

                        (b) Performance. Each party to any Operative Document shall have performed and complied with all conditions and agreements contained in this Article 6 and, in all material respects, with all other agreements and conditions contained herein and in any other Operative Document to which it is a party required to be performed or complied with by it on or prior to such Advance Date.

                        (c) Representations and Warranties True; Absence of Defaults. Each representation and warranty of AMAT (including those made by AMAT as Lessee and Construction Agent) contained herein or in any other Operative Document shall be true and correct in all material respects as though made on and as of such Advance Date, except that any such representation or warranty which is expressly made only as of a specified date need be true only as of such date. No Lease Default or Lease Event of Default shall have occurred and be continuing or will occur immediately after giving effect to such Advance. Each Funding on an Advance Date shall be deemed to be a representation and warranty of AMAT to each of the other parties hereto that (i) the matters specified in clause (b) above are true and correct as of such Advance Date, (ii) after giving effect to such Advance, none of the limitations or conditions set forth in
Section 3.10 will be violated, (iii) to the extent that such Funding relates to a Site Advance, Equipment Advance, initial Construction Advance or the first Construction Advance of any fiscal quarter of Lessee, each of the representations and warranties of Lessee contained in the Operative Documents is true and correct as of such Advance Date, except that any such representation or warranty which is expressly made only as of a specified date is true only as of such date, and (iv) if such Advance relates to a Site, that as of such Advance Date, no Significant Casualty or Significant Condemnation has occurred with respect to the related Site.

                        (d) Transaction Expenses. Lessee shall have paid in full on or prior to such Advance Date all Transaction Expenses for which Lessee has received an invoice no later than five (5) Business Days prior to such Advance Date to the parties to whom such Transaction Expenses are payable; provided, that the Arrangement Fee shall be paid on the initial Advance Date. All other Transaction Expenses shall be paid by Lessee within the time period specified in
Section 13.9(a); provided, further, that the Transaction Expenses incurred in connection with the initial Advance if invoiced within two (2) Business Days prior to the Advance Date shall be paid in full on the initial Advance Date. Such payments shall be made by wire transfer of immediately available funds (x) if to Agent, pursuant to the wire transfer information provided from time to time to Lessee by Agent (initially as set forth in Schedule II) or (y) if to any other Person, if the necessary wire transfer information for such payment is provided to Lessee at least one Business Day prior to such Advance Date.

                        (e) Proceedings Satisfactory, Etc. All proceedings taken in connection with such Advance Date and all documents relating thereto shall be reasonably satisfactory to Agent and its counsel.

                        (f) Taxes. All taxes, charges, fees and costs, if any, payable in connection with the execution, delivery, recording and filing of the Operative Documents and the transactions contemplated to be consummated on such Advance Date shall have been paid by Lessee, or arrangements for such payment shall have been made by Lessee to the satisfaction of Agent and Lessor.

                        (g) Insurance. Insurance complying with the provisions of Article XIV of the Lease shall be in full force and effect as evidenced by certificates of insurance, broker's reports or insurance binders delivered on or prior to the Advance Date to Agent and Lessor in form and substance reasonably satisfactory to Agent and Lessor.

            SECTION 6.2. Conditions to Site Advance. The obligation of each Participant to perform its obligations on an Advance Date which is a Site Acquisition Date with respect to a Developed Site (including the initial advance for the Existing Sites) or a Construction Site shall be subject to the fulfillment to the satisfaction of (including, with respect to writings, such writings being in form and substance reasonably satisfactory to the addressee or beneficiary thereof), or the waiver in writing by, such Participant of the conditions precedent set forth in this Section 6.2 with respect to each such Site and the other applicable conditions precedent set forth in Section 6.1 on or prior to the initial Advance Date (except that the obligation of any party hereto shall not be subject to such party's own performance or compliance):

                        (a) Real Estate and Appraisal Matters. Not less than five (5) Business Days prior to each Site Advance Date, Lessee will deliver to Lessor and Agent (and with respect to Section 6.2(b) below, sufficient copies for, and addressed to, each Participant):

                        (i) with respect to a Site Advance for a Construction Site, a copy of the Plans and Specifications; and

                        (ii) an appraisal in form and substance reasonably
            satisfactory to Agent and Lessor which shall establish (by the use of appraisal methods satisfactory to Participants) (A) the Fair Market Value of the Site as of the Advance Date, (B) with respect to each Developed Site and Existing Site, the Fair Market Value of the Site as of the last day of the Term, without regard to any renewals,
            (C) with respect to a Construction Site, the "as built" Fair Market Value of such Site (assuming the Completion of the Facility on or before the Outside Completion Date) as of the last day of the Term, without regard to any renewals, (D) that the Fair Market Value of the Site as determined in accordance with items (A) and (B) of this
            Section 6.2(a)(ii) with respect to a Developed Site, and in accordance with item (C) of this Section 6.2(a)(ii), with respect to a Construction Site, will be not be less than 75% of the Aggregate Property Cost with respect to such Site, (E) with respect to each Developed Site and Existing Site, the percentage of the Fair Market Value of such Site attributable to the Land and the percentage of the Fair Market Value of such Site attributable to the Facility located thereon, and (F) with respect to a Construction Site, the percentage of the Fair Market Value of such Site on an "as built" basis attributable to the Land and the percentage of the Fair Market Value of such Site on an "as built" basis attributable to the Facility. The portion of the appraisal described in clause (A) above shall be prepared in accordance with FIRREA, and the entire appraisal will be performed by an independent appraisal company chosen by Agent. The portion of such appraisal described in clauses
            (C) and (F) above shall assume that all scheduled portions of the Facility shall have been completed or renovated in a good and workmanlike manner in compliance with Applicable Laws and Regulations and otherwise in accordance with the Lease and the applicable Plans and Specifications for such Site.

                        (b) Filings and Recordings. All applicable filings or recordings enumerated and described in Schedule III hereof, as well as all other filings and recordings necessary or appropriate, including financing statements, precautionary financing statements and fixture filings, in the opinion of counsel to Agent, to perfect the rights, titles and respective interests of Participants and Agent (including those with respect to any future Advances for the Site) intended to be created by the Operative Documents shall have been made, or shall have been arranged to be made promptly thereafter, in the appropriate places or offices, including any recordings and filings necessary to create, perfect, preserve and protect (i) Lessor's interest in the Site, (ii) the first mortgage lien and deed of trust of record on the Site, subject to Permitted Exceptions and the rights of Lessee under the Lease and (iii) the first priority perfected security interest in all fixtures appurtenant to the Site, subject to Permitted Exceptions, granted to Agent. All recording and filing fees, charges and taxes with respect to any recordings or filings made pursuant to this Section 6.2(b) shall have been paid in full by Lessee, or arrangements for such payment shall have been made by Lessee, to the satisfaction of Agent.

                        (c) Opinions of Counsel. With respect to a Site Advance following the initial Advance, Agent and Participants shall have received, (i) an opinion of Lessee's in-house counsel substantially in the form of Exhibit V with respect to the Operative Documents executed and delivered by Lessee on such Site Advance Date (but excluding the opinion described at paragraph 4 of such Exhibit), and (ii)(A) if the Site or Sites are located in the State of California, an opinion of counsel substantially in the form of Exhibit W-1 with respect to the Operative Documents executed and delivered by Lessee on such Site Advance Date or (B) if the Site or Sites are not located in the State of California, an opinion of counsel substantially in the form of Exhibit W-2.

                        (d) Title and Title Insurance Commitment. Agent shall have received from the Title Insurance Company its commitment to issue an ALTA owner's policy of title insurance (1970 Form), acceptable in form and substance to Agent and Lessor, insuring that Lessor has good and marketable title to the Site (fee and/or leasehold), subject to the Lease, Permitted Exceptions and such other exceptions to title as are acceptable to Agent and Lessor, in an amount equal to the Aggregate Property Costs for such Site together with complete, legible copies of all encumbrances, maps and surveys of record, and together with such reinsurance (with direct access to the reinsurers thereunder) or coinsurance agreements as Agent shall require. Agent, for the benefit of Participants, shall have received from the Title Insurance Company its commitment to issue an ALTA form of lender's policy of title insurance (1970
Form), acceptable in form and substance to Agent, insuring the creation under the Mortgage in favor of Agent of a valid first priority Lien against the Collateral, subject to Permitted Exceptions and such exceptions to title as are reasonably acceptable to Agent, in an amount equal to the Site Acquisition Costs, together with complete, legible copies of all encumbrances and plats of record, and together with such reinsurance (with direct access to the reinsurers thereunder) or coinsurance agreements as Agent shall require. Such Title Policies shall be dated as of the initial Advance Date relating to such Site, and, to the extent permitted under Applicable Laws and Regulations, shall (w) contain affirmative endorsements as to mechanics liens, doing business, usury, zoning, easements and rights-of-way, Form B-1 comprehensive coverage, encroachments, the nonviolation of covenants and restrictions, rights of access and survey matters, (x) delete the creditors' rights exclusion, (y) contain endorsements regarding the effect of recharacterization, and (z) contain such other endorsements reasonably requested by Agent. Notwithstanding the above, with respect to any Construction Site Advance, Lessee shall be required to deliver such Title Policies only on the earlier of the initial Advance or the entering into a Ground Lease in connection with such Construction Site, provided, that the foregoing limitations shall not relieve Lessee's obligation to deliver the date-down endorsement required by
Section 7(d)(ii).

                        (e) Survey. Lessee shall have delivered, or shall have caused to be delivered, to Lessor and Agent an ALTA/1992 (Urban) survey of the Site certified to the Participants and the Agent in a form satisfactory to the Title Insurance Company in order to issue the Title Policies and showing no state of facts unsatisfactory to any of the Participants or the Agent. Notwithstanding the above, with respect to any Construction Site Advance, Lessee shall be required to deliver such Survey only on the initial Advance in connection with such Construction Site and upon completion pursuant to Section 7(b).

                        (f) Environmental Review. Not less than five (5) Business Days prior to the Advance Date, each Participant and Agent shall have received the Environmental Audit for the Site, which shall have been delivered to and approved by Participants and Agent in their sole and absolute discretion, and each Participant and Agent shall have received an acknowledgement (in form and substance satisfactory to each of them) from the firm that prepared the Environmental Audit that each Participant and Agent may rely on the Environmental Audit. Notwithstanding the above, with respect to any Construction Site Advance, Lessee shall be required to deliver such Environmental Audit only on earlier of the initial Advance or entering into a Ground Lease in connection with such Construction Site.

                        (g) Transfer Documents. Lessor shall have received from the owner of such Site (x) a Bill of Sale, and (y) a grant deed with respect to each Site located in the State of California and a general warranty deed for any Site located outside of the State of California (a "Deed"), in conformity with Applicable Laws and Regulations and appropriate for recording with the applicable Governmental Authorities, conveying fee simple title to the Site to Lessor, subject only to Permitted Exceptions or if the Land with respect to any Construction Site is owned by Lessee, a Ground Lease.

                        (h) Site Lease Supplement. Agent shall receive an original counterpart of the Site Lease Supplement (with sufficient copies for each Participant) executed by Lessee and Lessor with respect to the Site (which Site Lease Supplement for a Construction Site shall specify, among other things, the Permitted Uses of such Site as designated in the Plans and Specifications delivered to the Appraiser pursuant to Section 6.2(a)); provided that only Agent shall retain the copy thereof marked as the sole original counterpart for UCC purposes.

                        (i) Mortgage. Lessor shall have delivered to Agent a Mortgage executed by Lessor with respect to the Site.

                        (j) Assignment of Lease Supplement. Lessor shall have delivered to Agent a Supplement to the Assignment of Lease executed by Lessor with respect to the Site.

                        (k) Consent of Lessee to Assignment of Lease. Lessee shall have delivered to Lessor and Agent (with sufficient copies for each Participant) a consent to the Supplement to the Assignment of Lease executed by Lessee with respect to the Site.

                        (l) FIRPTA Affidavit. Lessee shall have caused the seller of such Developed Site to deliver to Agent and Lessor (i) a FIRPTA Affidavit in customary form or if such seller is a "foreign person" as defined in Section 1445 of the Code, evidence that a portion of the sales price to be paid to such seller has been withheld, if so required, in accordance with the provisions of the Code and Regulations and (ii) any comparable form and affidavits required with respect to the purchase and sale of the Site by any state.

                        (m) No Significant Casualty or Condemnation. With respect to a Site Advance or a Construction Advance, no Significant Casualty and no Significant Condemnation shall have occurred with respect to such Site. No action shall be pending or, to the knowledge of Lessee, threatened by a Governmental Authority to initiate a Condemnation of a Site which would constitute a Significant Condemnation.

                        (n) Construction Agency Agreement Supplement. With respect to a Construction Site, Lessee, as Construction Agent, shall have delivered to Agent (with sufficient copies for each Participant) a Construction Agency Agreement Supplement executed by Lessee, as Construction Agent, and Lessor with respect to such Construction Site.

                        (o) Environmental Indemnity. Lessee shall have delivered to Agent (with sufficient copies for each Participant) an Unsecured Environmental Indemnity executed by Lessee.

                        (p) Remarketing Option. Lessee shall not have given written notice to Lessor of Lessee's exercise of any Site Remarketing Option with respect to a Site pursuant to Section 22.1 of the Lease or, on or after the fifth anniversary of the Document Closing Date, an Equipment Remarketing Option with respect to an Equipment Pool pursuant to Section 22.2 of the Lease.

            SECTION 6.3. Conditions to each Equipment Advance. The obligation of each Participant to perform its obligations on each Equipment Acquisition Date shall be subject to the fulfillment to the satisfaction of (including, with respect to writings, such writings being in form and substance reasonably satisfactory to Agent), or the waiver in writing by Agent of the conditions precedent set forth in this Section 6.3 and the other applicable conditions precedent set forth in Section 6.1 on or prior to such Equipment Acquisition Date with respect to each Equipment Group to be Funded on such Advance Date (except that the obligation of any party hereto shall not be subject to such party's own performance or compliance):

                        (a) Filings and Recordings. All applicable filings or recordings enumerated and described in Schedule III hereof, as well as all other filings and recordings necessary or advisable, including financing statements, precautionary financing statements and fixture filings, in the opinion of counsel to Agent, to perfect the rights, titles and interests of Agent and Participants intended to be created by the Operative Documents shall have been made, or shall have been arranged to be made promptly thereafter, in the appropriate places or offices, including any recordings and filings necessary to create, perfect, preserve and protect (i) Lessor's interest in the Units of Equipment in the Equipment Group and (ii) the first priority perfected security interest of record and Lien granted to Agent in such Units of Equipment, subject in each case, to Permitted Exceptions and the rights of Lessee under the Lease. All recording and filing fees and taxes with respect to any recordings or filings made pursuant to this Section 6.3(a) shall have been paid in full by Lessee, or arrangements for such payment shall have been made by Lessee, to the satisfaction of Agent.

                        (b) Invoices and Bills of Sale. Agent shall have received (i) the invoices signed by the vendor or manufacturer, as appropriate, for the Units of Equipment in the Equipment Group and (ii) duly executed Bill(s) of Sale conveying to Lessor such Units of Equipment, with customary warranties reasonably acceptable to Lessor and Agent.

                        (c) Equipment Lease Supplement. Lessee shall have delivered an original counterpart of the Equipment Lease

Supplement executed by Lessee and Lessor with respect to the Equipment Group to Lessor and Agent (with sufficient copies for each Participant) setting forth an amortization schedule for the Equipment Fixed Rent attributable to such Units of Equipment proposed by Agent, and approved by Lessor and Lessee; provided that only Agent shall receive the copy thereof marked as the sole original counterpart for UCC purposes.

                        (d) Assignment of Lease Supplement. Lessor shall have delivered to Agent a Supplement to the Assignment of Lease executed by Lessor with respect to the related Units of Equipment.

                        (e) Consent of Lessee to Assignment of Lease. Lessee shall have delivered to Lessor and Agent a consent to the Supplement to the Assignment of Lease executed by Lessee with respect to the related Units of Equipment.

                        (f) Opinions. On the date of the initial Equipment Advance, Agent and Participants shall have received an opinion of Lessee's in-house counsel substantially in the form of Exhibit V with respect to the Operative Documents being executed and delivered by Lessee on such date (but excluding the opinion described at paragraph 4 of such Exhibit). For each state in which a Unit of Equipment is located, if no other Unit of Equipment already subject to the Lease is located in such state, Agent (with sufficient copies for and addressed to each of the Participants) shall have received an opinion (in form and content reasonably satisfactory to Participants) from counsel reasonably satisfactory to each Participant and Agent and qualified with respect to the laws of such jurisdiction substantially to the effect that (i) as to the validity and perfection of Agent's lien in such Units of Equipment, (ii) no other filings or recordings are required to establish and perfect such Lien in the Units of Equipment, (iii) the descriptions of the Collateral in such filings and recordings are adequate for the purpose of establishing and perfecting such Lien, and (iv) that there are no requirements in such state requiring Agent, Lessor or any other Participant to qualify to do business or pay any fee or tax other than normal filing and recording fees payable by Lessee.

                        (g) Searches. Lessor and Agent shall have received a report satisfactory to Lessor and Agent, as of a date not more than thirty (30) days prior to the Advance Date, of judgment liens, tax liens and Uniform Commercial Code filings with respect to Lessee and the Leased Property filed of record in each applicable jurisdiction.

                        (h) Waiver. If such Units of Equipment are to be located on property leased by Lessee, Agent shall have received a waiver from the owner of such property and any lien holder which has a lien thereon, in form and substance reasonably acceptable to Agent and Lessor, with respect to such Units of Equipment.

                        (i) Proposed Fair Market Value, Useful Life and Amortization Schedules. Agent shall have received Lessee's approval of Agent's
(i) estimate of the Fair Market Value as of the applicable Original Equipment Pool Expiration Date and useful life of each such Unit of Equipment and (ii) proposed amortization schedule for each such Unit of Equipment, in each case determined by Agent from the information provided by Lessee pursuant to Section 3.13(a)(v).

                        (j) Remarketing Option. Lessee shall not have given written notice to Lessor of Lessee's exercise of a Remarketing Option pursuant to Article XXII of the Lease.

            SECTION 6.4. Conditions to each Construction Cost Funding. The obligation of each Participant to perform its obligations on a Construction Cost Funding Date shall be subject to the fulfillment to the satisfaction of (including, with respect to writings, such writings being in form and substance reasonably satisfactory to Agent), or the waiver in writing by Agent of the conditions precedent set forth in this Section 6.4 and in Section 6.1 on or prior to such Construction Cost Funding Date with respect to each Construction Site for which a Construction Advance is being made on such Advance Date (except that the obligation of any party hereto shall not be subject to such party's own performance or compliance):

                        (a) Plans and Specifications and Architect's Agreement; Assignment. Prior to the first Construction Advance under this Section 6.4 for the Construction Site, Agent and Lessor shall have received, upon request, (i) the first page of a copy of the Plans and Specifications signed, and all other pages thereof initialed, by Lessee, as Construction Agent, and Construction Agent's general contractor (if any) and, if requested by Agent, a copy of Construction Agent's agreement with the Architect, if any, (ii) a copy of the general construction contract (if any) and a copy of each Major Construction Document entered into by Construction Agent or by Construction Agent's general contractor, as the case may be, and (iii) an assignment, from Lessee in favor of Lessor, of Lessee's interest, as Construction Agent, in the Plans and Specifications, the Architect's agreement and the general construction contract in the form required by the Construction Agency Agreement, and either (A) attached thereto is the Architect's and general contractor's written consent to such assignment, in the form required by the Construction Agency Agreement, or
(B) included in such assignment is a certification of Lessee that the applicable Architect's Agreement includes a provision in substance identical to such consent.

                        (b) Assurance of Completion. If requested by Agent, Agent and Lessor shall have received from Lessee, as Construction Agent, a written certification that the Available Commitments for such Facility together with the other Facilities being constructed or renovated on all other Construction Sites for which construction has not been completed is sufficient to complete the construction of such Facilities in accordance with the respective Plans and Specifications therefor, and that all of such construction or renovation is capable of being completed prior to the anticipated Construction Completion Date for each such Construction Site. In the event that at any time or from time to time the Available Commitments are not sufficient to fully pay for the Completion of the Facility on any Construction Site, Lessee, as Construction Agent, covenants that it shall contribute, on an unsecured basis and without recourse to the Leased Property, to Agent or the Participants for repayment its own funds to pay costs of such construction or renovation, prior to making any further request for any Construction Advance to pay for such construction or renovation until the remaining Available Commitments are sufficient to fully pay for the completion of such construction or renovation without further contributions from Lessee.

                        (c) Construction Progress Information. With respect to the construction or renovation of a Facility on the Construction Site, Lessee, as Construction Agent, shall furnish to Agent and Lessor upon request, such details concerning the construction or renovation of such Facility as Agent or Lessor may reasonably require, including a detailed breakdown of the applicable percentages of completion and projected costs of the various phases of construction or renovation of such Facility, showing the amounts expended to date for such construction or renovation and the amounts then due and unpaid and an itemized estimate of the amount necessary to complete construction or renovation of such Facility in its entirety.


                                   ARTICLE 7.

                           COMPLETION DATE CONDITIONS

            The occurrence of the Construction Completion Date with respect to any Construction Site shall be subject to the fulfillment to the satisfaction of, or waiver by, Required Participants of the following conditions precedent:

                        (a) Construction Completion. The construction or renovation of the Facility located on such Construction Site shall have been completed in all material respects in accordance with (i) the Plans and Specifications (except as any timing of construction or renovation and completion specified in such Plans and Specifications may be modified pursuant to Section 2.8 of the Construction Agency Agreement) for such Facility and (ii) Applicable Laws and Regulations. Such Facility shall also be ready for occupancy and operation. All fixtures, furniture, furnishings, equipment and other property contemplated under such Plans and Specifications to be incorporated into or installed in such Facility shall have been incorporated or installed free and clear of all Liens except for Permitted Liens and Liens in favor of Lessor or Agent.

                        (b) Architect's Certificate. Lessee shall have furnished to Lessor and Agent a certificate of the Architect (substantially in the form of Exhibit C) dated at or about the Construction Completion Date and stating that
(i) the construction or renovation of the Facility located on such Construction Site has been completed in all material respects in accordance with its Plans and Specifications (except as any timing of construction or renovation and completion specified in such Plans and Specifications may be modified pursuant to Section 2.8 of the Construction Agency Agreement) and such Facility is ready for use and occupancy and (ii) such Facility, as so completed, complies in all material respects with all applicable laws and ordinances, and certifying that attached thereto are true and complete copies of an "as built" or "record" set of the Plans and Specifications.

                        (c) Construction Agent's Certification. Construction Agent shall have furnished to Agent and Lessor with a certification of Lessee (substantially in the form of Exhibit D) as follows:

                            (i) The representations and warranties of Lessee
            with respect to such Construction Site and Facility set forth in
            Section 8.1(i), (l), (m), (n) and (o) are true and correct in all material respects as of the Construction Completion Date for such Facility. All amounts owing to third parties for the construction or renovation of such Facility have been paid in full (other than contingent obligations for which Lessee has made adequate reserves or has made other provision for payment in a manner and in amounts reasonably acceptable to Lessor and Agent);

                            (ii) No changes or modifications were made to the
            related Plans and Specifications after the related Site Acquisition Date that have had or may have, individually or in the aggregate, a Material Adverse Effect on the Facility;

                            (iii) there are no defects to such Facility
            including the plumbing, heating, air conditioning and electrical systems thereof which have had or may have, individually or in the aggregate, a Material Adverse Effect on the Facility; and

                            (iv) all water, sewer, electric, gas, telephone and
            drainage facilities and all other utilities required to adequately service such Facility for its intended use are available pursuant to adequate permits (including any that are required under applicable Environmental Laws) the unavailability of which have had or may have, individually or in the aggregate, a Material Adverse Effect on the Facility.

                        (d) As Built Survey; Title Insurance Endorsements. Construction Agent shall have furnished to Agent true, correct and complete copies, certified by the Construction Agent, of the following (to the extent not previously delivered to Agent):

                            (i) an "as built" ALTA survey of the Site, certified
            to Agent and Lessor, showing the location of the completed Facility, the location of all points of access to the Site and the location of all easements affecting the Site and certifying that there are no encroachments of the Facility onto any easements affecting the Site or onto any adjoining property (other than Permitted Liens) and that all applicable setback requirements and other restrictions have been complied with;

                            (ii) a date-down endorsement, dated not earlier than
            the date of substantial completion of the Facility on such Site, to the applicable Title Insurance Policy (or, if not available under the applicable state law, then such other evidence of the lack of recorded and unrecorded mechanics' liens affecting (or inchoate rights thereto which could affect) the Site as Agent may reasonably request; and

                            (iii) in the event that the applicable Title
            Insurance Policy is required to include a zoning endorsement pursuant to the provisions of Section 6.2(d), ALTA 3.1 Zoning Endorsement (with express parking coverage).


                                   ARTICLE 8.

                         REPRESENTATIONS AND WARRANTIES

            SECTION 8.1. Representations and Warranties of Lessee. As of the date hereof, the Document Closing Date and the dates specified in Section 6.1(c), Lessee makes the representations and warranties set forth in this
Section 8.1 to each of the other parties hereto, except that any such representation or warranty which is expressly made only as of a specified date is true only as of such date.

                        (a) Due Organization, etc. Lessee is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and Lessee has all requisite corporate power and authority to conduct its business as presently and presently proposed to be conducted, to own or hold under lease its properties, to enter into and perform its obligations under each of the Operative Documents to which it is or is to be a party and each other agreement, instrument and document to be executed and delivered by it on or before the Document Closing Date and each Advance Date in connection with or as contemplated by each such Operative Document to which it is or is to be a party, and it is duly qualified as a foreign corporation authorized to do business and is in good standing in California and in every jurisdiction in which its failure to be so qualified would have a Material Adverse Effect.

                        (b) Authorization; No Conflict. The execution and delivery by Lessee of each of the Operative Documents to which it is a party, and the performance by Lessee of its obligations under such Operative Documents, have been duly authorized by all necessary corporate action on its part, and do not and will not: (i) contravene any Applicable Laws and Regulations currently in effect applicable to or binding on it or the Leased Property; (ii) violate any provision of its charter or bylaws; (iii) result in a breach of or constitute a default under any indenture, loan or credit agreement, or any other agreement or instrument to which Lessee is a party or by which Lessee or its properties may be bound or affected; (iv) result in, or require, the creation or imposition of any Lien of any nature upon or with respect to any of the properties now owned or hereafter acquired by Lessee (other than the security interests created pursuant to the Operative Documents); or (v) require any Governmental Action by any Governmental Authority, except, in the case of this clause (v), (A) for the filings and recordings listed on Schedule III to perfect the rights of Lessor, Participants and Agent intended to be created by the Operative Documents, and (B) for those Governmental Actions required with respect to Lessee or any of its Affiliates listed on Schedule IV, each of which have been duly effected; and except in the case of each clause above, where the contravention, violation or failure to be so effected will not, individually or in the aggregate, have a Material Adverse Effect; and Lessee is not in default under or in violation of its certificate of incorporation or bylaws.

                        (c) Enforceability, etc. Each Operative Document to which Lessee is a party constitutes the legal, valid and binding obligation of Lessee, enforceable against Lessee in accordance with the terms thereof, except as such enforceability may be limited by applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and by general equitable principles.

                        (d) Litigation. Except as described under the heading "Legal Proceedings" in Lessee's Form 10-Q for the period ended January 27, 1997 filed with the SEC, there is no action, proceeding or investigation pending or, to Lessee's knowledge, threatened which questions the validity of the Operative Documents to which Lessee is a party or any action taken or to be taken pursuant to the Operative Documents to which Lessee is a party, and there is no action, proceeding or investigation pending or, to Lessee's knowledged, threatened which, if adversely determined, would have a Material Adverse Effect.

                        (e) Taxes. Lessee has filed or caused to be filed all United States Federal and all other tax returns that are required to be filed by Lessee, except where the failure to so file such returns (other than in connection with federal or state income tax returns) would not have a Material Adverse Effect, and has paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessment received by Lessee to the extent that such taxes have become due and payable except to the extent that taxes due, but unpaid, are being contested in good faith by Lessee by appropriate action or proceeding and, to the extent (if any) that such taxes are not due and payable, has established or caused to be established reserves that are adequate for the payment thereof in accordance with GAAP.

                        (f) Rights in Respect of the Leased Property. Lessee is not a party to any contract or agreement to sell any interest in the Leased Property or any part thereof other than pursuant to or in accordance with this Agreement and the Lease.

                        (g) No Lease Default, Loss, etc. No Lease Default or Lease Event of Default has occurred and is continuing; there is no action pending or, to Lessee's knowledge, threatened by a Governmental Authority to initiate a Significant Condemnation.

                        (h) Chief Executive Office of Lessee. The principal place of business and chief executive office, as such terms are used in Section 9-103(3) of the UCC, of Lessee are each located at 3050 Bowers Avenue, Santa Clara, California.

                        (i) Compliance With Law. With respect to each Developed Site and each Construction Site for which the Construction Completion Date has occurred, (i) Lessee has complied and is in compliance with all Applicable Laws and Regulations, except for any violations which would not have, individually or in the aggregate, a Material Adverse Effect on Lessee or any such Site; and (ii) each such Site and the use thereof by Lessee and its agents, assignees, employees, invitees, lessees, licensees and tenants complies with all Applicable Laws and Regulations (including all zoning, subdivision and land use laws and regulations and Environmental Laws) and insurance requirements, except for any noncompliance which would not have, individually or in the aggregate, a Material Adverse Effect. With respect to each Construction Site, the related Plans and Specifications have been or will be prepared in all material respects in accordance with Applicable Laws and Regulations (including applicable Environmental Laws and building, planning, zoning, subdivision and fire codes, laws, rules and regulations) and such Facility and the other improvements to be constructed on such Site will not, encroach in any manner onto any adjoining land (except as permitted by express written easements or as insured by appropriate title insurance). Except as disclosed in the Environmental Audit with respect to each Site, there are no underground storage tanks at such Site.

                        (j) Investment Company Act. Lessee is not an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940.

                        (k) Public Utility Holding Company. Lessee is not subject to regulation as a "holding company," an "affiliate" of a "holding company", or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935.

                        (l) Licenses, Registrations and Permits. All material Governmental Actions required for (x) the use, treatment, storage, transport, disposal or disposition of any Hazardous Substance on, at, under or from each Construction Site during the construction of the Facility thereon, (y) construction of each Facility in accordance with the related Plans and Specifications and the Construction Agency Agreement and (z) the use and occupancy of the Sites and for the operation thereof (including a certificate or certificates of occupancy for such Site or other legally equivalent permission to occupy such Site) have either been obtained from the appropriate Governmental Authorities having jurisdiction or from private parties, as the case may be, or will be obtained from the appropriate Governmental Authorities having jurisdiction or from private parties, as the case may be, prior to commencing any such construction or use and operation, as applicable, except for any Governmental Action, the failure to have obtained, would not, individually or in the aggregate, have a Material Adverse Effect.

                        (m) Nature, Condition and Use of Sites. Each Site to be acquired on a Site Acquisition Date consists of either a Developed Site on which a Facility exists on the Site Acquisition

Date or a Construction Site on which a Facility will be constructed pursuant to the Construction Agency Agreement. The present condition and use of each Site conforms with all conditions or requirements of all existing permits and approvals issued with respect to such Site, and the present use of each Site and Lessee's intended use of each Site under the Lease does not and will not, violate any Applicable Laws and Regulations, except for failures to conform or violations which would not, individually or in the aggregate, have a Material Adverse Effect. No notices, complaints or orders of violation or noncompliance or liability of any nature whatsoever have been issued or, to Lessee's knowledge, threatened by any Governmental Authority or, in writing by, any other Person with respect to any of the Sites or any present or intended future use thereof, except for such violations and instances of noncompliance as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on any such Site, and Lessee is not aware of any circumstances which could give rise to the issuance of any such notices, complaints or orders.

                        (n) Utility Services. Each Site has available all material services of public facilities and other utilities necessary for use and operation of the Facility thereon for its primary intended purposes including adequate water, gas and electrical supply, storm and sanitary sewerage facilities, telephone and means of access between such Facility and public highways for pedestrians and motor vehicles. All utilities serving each Site, or proposed to serve such Site in accordance with the related Plans and Specifications, are located in, and vehicular access to the Facility on such Property is provided by, either public rights-of-way abutting such Site or by Appurtenant Rights.

                        (o) Use and Operation of Sites. All material agreements, easements and other rights, public or private, which are necessary to permit the lawful use and operation of each Site as Lessee intends to use each such Site under the Lease and which are necessary to permit the lawful intended use and operation of all presently intended utilities, driveways, roads and other means of egress and ingress to and from the same (including certificates of occupancy) have been obtained and are in full force and effect (or with respect to Construction Sites will be obtained and be in full force and effect on or prior to the Completion of the Facility thereon) and Lessee has no actual knowledge of any pending modification or cancellation of any of the same.

                        (p) Securities Act. Neither Lessee nor anyone authorized to act on its behalf has, directly or indirectly, in violation of Section 5 of the Securities Act or any state securities laws, offered or sold any interest in the Notes, the

Leased Property or the Lease, or in any security or lease the offering of which, for purposes of the Securities Act or any state securities laws, would be deemed to be part of the same offering as the offering of the aforementioned securities or leases, or solicited any offer to acquire any of the aforementioned securities or leases.

                        (q) Title. Neither Lessee nor any of its Affiliates has taken or caused to be taken any action which would have an adverse effect on Lessor's title to the Sites from that indicated in the Title Policies to be delivered pursuant to Section 6.2(d). Neither Lessee nor any of its Affiliates has created, consented to, incurred or suffered to exist any Lien upon the Leased Property, including any of the Sites, other than Permitted Liens.

                        (r) Federal Reserve Regulations. Neither Lessee nor Construction Agent, nor any Affiliate thereof will, directly or indirectly, use any of the proceeds of the sale of the Notes or the Investment or of the purchase by Lessor of the Sites or the Equipment for the purpose of purchasing or carrying any "margin security" or "margin stock" within the meaning of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System, respectively, or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry a margin security or margin stock or for any other purpose which might cause any of the transactions contemplated by this Agreement or any other Operative Document to constitute a "purpose credit" within the meaning of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System, or for the purpose of purchasing or carrying any security, and neither Lessee, nor Construction Agent, nor any Affiliate thereof has taken or will otherwise take or permit any action by Lessee or Construction Agent, or any of its Affiliates in connection with any of the transactions contemplated by any of the Operative Documents which would involve a violation of Regulation G, T, U, or X, or any other regulation of the Board of Governors of the Federal Reserve System.

                        (s) ERISA. (i) Neither Lessee, nor any ERISA Affiliate, presently maintains, participates in, or contributes to, a Plan (A) that has incurred any material current liability or any "accumulated funding deficiency" whether or not waived, as defined in Section 412 of the Code or Section 302 of ERISA, that remains unpaid as of the applicable Advance Date for which Lessee or any ERISA Affiliate has not reserved sufficient unencumbered assets to pay in full such liability or deficiency by the payment due date thereof, (B) that has incurred any material current liabilities with respect to terminations under Title IV of ERISA or with respect to which as of the applicable Advance Date, a "reportable event", as defined in Section 4043 of ERISA, has occurred, (C) which is subject to Title IV of ERISA, but is not a

Multiemployer Plan whose assets do not at least equal the present value of its accrued benefits based on the actuarial methods and assumptions included in the most recent actuarial valuation reports, (D) which is a Multiemployer Plan for which Lessee or any ERISA Affiliate has received notice that the plan is in reorganization or insolvent, (E) for which material actions, lawsuits or claims have been asserted, or (F) for which penalties or taxes have been imposed under Sections 502(i) and 502(l) of ERISA or Section 4975 of the Code. Neither Lessee nor any ERISA Affiliate has in the immediate six year period had a complete or partial withdrawal from any Multiemployer Plan and the liability to which Lessee or any ERISA Affiliate would become subject under ERISA were there to be a complete withdrawal from all Multiemployer Plans to which Lessee and its ERISA Affiliates contribute is not in excess of $500,000. Neither Lessee, nor any ERISA Affiliate, maintains any "welfare plan" (as defined in Section 3(1) of ERISA) that obligates Lessee or any ERISA Affiliate to provide health or life insurance benefits to retired employees of Lessee or any ERISA Affiliate for which such liability could have a material effect on Lessee's ability to perform its obligations under any of the Operative Documents.

                        (ii) The execution and delivery of this Agreement, including the issuance and sale of the Notes and the consummation of the transactions contemplated hereby and thereby under the Operative Documents, will not involve any prohibited transactions, within the meaning of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Code.

                        (t)  Financial Information.

                        (i) The consolidated balance sheet of Lessee and its
            Consolidated Subsidiaries as of October 27, 1996 and the related consolidated statements of operations and cash flows for the fiscal year then ended, reported on by Price Waterhouse LLP, as set forth (or incorporated by reference) in Lessee's 1996 Form 10-K, a copy of which has been delivered to each of Participants, fairly present, in conformity with GAAP, the consolidated financial position of Lessee and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

                        (ii) The unaudited consolidated balance sheet of Lessee
            and its Consolidated Subsidiaries as of January 26, 1997 and the related unaudited consolidated statements of operations and cash flows for the portion of Lessee's fiscal year ended at the end of such quarter, set forth (or incorporated by reference) in Lessee's most current 10-Q, a copy of which has been delivered to each of Participants, fairly present, in conformity with GAAP, the consolidated financial position of Lessee and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal quarter, subject to normal year-end auditing adjustments.

                        (iii) Since January 26, 1997, there has been no Material
            Adverse Effect.

                        (u) No Other Filings. On each Site Acquisition Date and Equipment Acquisition Date, except for the filings and recordings listed in
Schedule III (which filings or recordings shall have been duly made on the applicable Advance Date, or shall have been arranged to be made promptly thereafter (including the payment of any fees or taxes relating to any of the foregoing) in a manner satisfactory to Agent), no other filings or recordings are necessary to validly and effectively convey to Lessor and Agent such interests in the Leased Property and the Collateral as contemplated by the Operative Documents, in each case free and clear of all Liens, other than Permitted Liens.

                        (v) Disclosure. The information disclosed or caused to be provided in writing by Lessee (or any Person authorized or employed by any such Person as agent or otherwise) to Participants in connection with the negotiation of the Operative Documents and the transactions contemplated thereby, when taken as a whole with all other written disclosures to such parties, do not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, misleading.

                        (w) Appraisal Data. The information provided by Lessee and its Affiliates to the Appraisers and forming the basis for the conclusions set forth in each Appraisal, taken as a whole, was true and correct in all material respects and did not omit any information known and available to Lessee necessary to make the information provided not materially misleading.

                        (x) Subjection to Government Regulation. Lessor will not become, solely by reason of entering into the Operative Documents or consummation of the transactions contemplated thereby (other than upon exercise of remedies under the Lease or upon the expiration thereof), subject to ongoing regulation of its operations by any Governmental Authority having jurisdiction solely by reason of Lessee's business activities or the specific use of the Leased Property; provided, however, that Lessee hereby makes no representation in respect of any regulation applicable to Lessor relating generally to all owners and lessors of real property (except as set forth in the succeeding sentence) or equipment in the jurisdictions or of the type provided hereunder, the creation of security interests or lending and financing (including federal and state bank regulatory provisions). Except as may be required under federal and state bank regulatory provisions, Lessor, as a result of its ownership of the Sites, will not be required to obtain or hold any permits or licenses under Applicable Laws and Regulations.

                        (y) Solvency. The consummation by Lessee of the transactions contemplated by the Operative Documents did not and will not render Lessee insolvent, nor was it made in contemplation of Lessee's insolvency; the value of the assets and properties of Lessee at fair valuation and at their then present fair salable value is and, after such transactions, will be greater than Lessee's total liabilities, including contingent liabilities, as they become due; the property remaining in the hands of Lessee was not and will not be an unreasonably small amount of capital.

            SECTION 8.2. Representations and Warranties of CSL. Effective as of the date of execution hereof and as of the initial Advance Date, Credit Suisse Leasing 92A, L.P., in its individual capacity (in such capacity, "CSL"), with respect to representations and warranties as to CSL, or as Lessor, with respect to representations and warranties as to Lessor, represents and warrants to each of the other parties hereto as follows:

                        (a) Chief Executive Office. CSL's chief executive office and principal place of business and the place where the documents, accounts and records relating to the Overall Transaction are kept is located at 11 Madison Avenue, 19th Floor, New York, New York.

                        (b) Due Organization, etc. CSL is a limited partnership duly organized and validly existing in good standing under the laws of the State of Delaware and is in good standing as a foreign limited partnership in the State of California and New York and has all corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Subordinated Mortgage, the Subordinated Security Agreement, each other Operative Document to which it is or will be a party as Lessor, and each other agreement, instrument and document required to be executed and delivered by each Operative Document, the Subordinated Mortgage and the Subordinated Security Agreement. The general partner of CSL is Credit Suisse First Boston.

                        (c) Due Authorization; Enforceability, etc. This Agreement, the Subordinated Mortgage, the Subordinated Security Agreement and each other Operative Document to which Lessor is or will be a party have been or will be, duly authorized, executed and delivered by or on behalf of Lessor and are, or upon execution and delivery will be, legal, valid and binding obligations of Lessor, enforceable against it in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting creditors' rights generally and by general equitable principles.

                        (d) Non-Contravention. Neither the execution and delivery by Lessor of the Subordinated Mortgage, the Subordinated Security Agreement and the Operative Documents to which it is or will be a party, either in its individual capacity, as Lessor, or both, nor compliance with the terms and provisions thereof, conflicts with, results in a breach of, constitutes a default under (with or without the giving of notice or lapse of time or both), or violates any of the terms, conditions or provisions of: (i) the certificate of limited partnership or limited partnership agreement of Lessor; (ii) any bond, debenture, note, mortgage, indenture, agreement, lease or other instrument to which Lessor, either in its individual capacity, as Agent, or both, is now a party or by which it or its property, either in its individual capacity, as Lessor, or both, is bound or affected, where such conflict, breach, default or violation would be reasonably likely to materially and adversely affect the ability of Lessor, either in its individual capacity, as Lessor or both, to perform its obligations under the Subordinated Mortgage, the Subordinated Security Agreement or any Operative Document to which it is or will be a party, either in its individual capacity, as Lessor, or both; or (iii) any of the terms, conditions or provisions of any Applicable Laws and Regulations applicable to it in its individual capacity, as Lessor, or both, where such conflict, breach, default or violation would be reasonably likely to materially and adversely affect the ability of Lessor, either in its individual capacity, as Lessor or both, to perform its obligations under the Subordinated Mortgage, the Subordinated Security Agreement or any Operative Document to which it is or will be a party.

                        (e) No Approvals, etc. Neither the execution and delivery by Lessor of the Subordinated Mortgage, the Subordinated Security Agreement or any of the Operative Documents to which it is a party requires the consent or approval of, or the giving of notice to or registration with, or the taking of any other action in respect of, any Governmental Authority or other body governing its banking practices.

                        (f) Litigation. There is no action, proceeding or investigation pending or threatened against Lessor which questions the validity of the Subordinated Mortgage, the Subordinated Security Agreement or the Operative Documents, and there is no action, proceeding or investigation pending or threatened which is likely to result, either in any case or in the aggregate, in any material adverse change in the ability of Lessor to perform its obligations under the Subordinated Mortgage, the Subordinated Security Agreement or the Operative Documents to which it is a party.

                        (g) Lessor Liens. The Leased Property is free and clear of all Lessor Liens attributable to CSL.

                        (h) Assignment. Lessor has not assigned or transferred any of its right, title or interest in or under the Lease except to Agent and Participants in accordance with this Agreement and the other Operative Documents.

                        (i) Defaults. No Loan Event of Default which does not also constitute a Lease Event of Default and which is attributable solely to a breach by Lessor of its obligations under the Subordinated Mortgage, the Subordinated Security Agreement or the Operative Documents has occurred and is continuing.

            SECTION 8.3. Representations and Warranties of Agent. Credit Suisse First Boston, in its individual capacity (in such capacity, "Bank") or as Agent, as the case may be, hereby represents and warrants to the Participants as set forth in this Section 8.3.

                        (a) Organization and Governmental Authority. Bank is a bank duly organized and validly existing in good standing under the laws of Switzerland, operating through its New York Branch and has the corporate power and authority to enter into and perform its obligations under the Operative Documents.

                        (b) Authorization; Binding Effect. The Operative Documents to which Agent is or will be a party have been or will be, on the date required to be delivered hereby, duly authorized, executed and delivered by Agent, and this Participation Agreement is, and such other Operative Documents are, or, when so executed and delivered by Agent will be, valid, legal and binding agreements of Agent, enforceable against Agent in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

                        (c) Non-Contravention. Neither the execution and delivery by Agent of the Operative Documents to which it is or will be a party, either in its individual capacity, or as Agent, or both, nor compliance with and performance of the terms and provisions thereof, conflicts with, results in a breach of, constitutes a default under (with or without the giving of notice or lapse of time or both), or violates any of the terms, conditions or provisions of: (i) the articles of incorporation or bylaws of Bank; (ii) any bond, debenture, note, mortgage, indenture, agreement, lease or other instrument to which Bank, either in its individual capacity, or as Bank, or both, is now a party or by which it or its property, either in its individual capacity, or as Agent, or both, is bound or affected, where such conflict, breach, default or violation would be reasonably likely to materially and adversely affect the ability of Agent, either in its individual capacity, or as Agent, or both, to perform its obligations under any Operative Document to which it is or will be a party, either in its individual capacity, or as Agent, or both; or (iii) any of the terms, conditions or provisions of any law, rule, regulation, order, injunction or decree of any Governmental Authority applicable to it in its individual capacity, or as Agent, or both, where such conflict, breach, default or violation would be reasonably likely to materially and adversely affect the ability of Agent, either in its individual capacity, or as Agent, or both, to perform its obligations under any Operative Document to which it is or will be a party.

                        (d) Absence of Litigation, etc. There is no litigation (including derivative actions), arbitration or governmental proceedings pending or, to the best knowledge of Agent, threatened against it which would be reasonably likely to adversely affect Agent's ability to perform its obligations under the Operative Documents to which it is party.

                        (e) Consents, etc. No Governmental Action from any Governmental Authority is or will be required in connection with the execution and delivery by Agent of the Operative Documents to which it is party or the performance by Agent of its obligations under such Operative Documents.


                                   ARTICLE 9.

                               COVENANTS OF LESSEE

            SECTION 9.1. Further Assurances. Lessee, at its own cost and expense, will cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as any Lender, Lessor or Agent reasonably may request from time to time in order to carry out more effectively the intent and purposes of this Agreement and the other Operative Documents and the Overall Transaction. Lessee, at its sole cost and expense, will cause all financing statements (including precautionary financing statements, continuation statements and amendments), fixture filings and other documents, to be recorded or filed at such places and times in such manner, and will take all such other actions or cause such actions to be taken, as may be necessary or as may be reasonably requested by any Participant, Lessor or Agent in order to establish and perfect, and to maintain, preserve, protect at all times (i) the title of Lessor to the Leased Property and Lessor's rights under this Agreement and the other Operative Documents other than the Permitted Liens, (ii) the first and prior Lien of the Mortgages on the Collateral (other than Permitted Liens) and (iii) the first priority security interest of Agent on all Leased Property created pursuant to the Operative Documents other than the Permitted Liens.

            SECTION 9.2. Consolidation, Merger, Sale, etc.

                        (a) Lessee shall not consolidate with any Person, merge with or into any Person or convey, transfer or lease to any Person all or substantially all of its assets in any single transaction (or series of related transactions); provided that Lessee may merge with another Person if immediately after giving effect to such transaction Lessee is the surviving entity and:

                        (i) no Lease Default or Lease Event of Default
            (including as a result of the breach of Section 9.12 hereof) shall have occurred or would occur as a result thereof and be continuing; and

                        (ii) the title of Lessor to the Leased Property and
            Lessor's rights under this Agreement and the other Operative Documents and the first and prior Lien of Agent in the Collateral shall not be adversely affected.

            SECTION 9.3. Corporate Existence. Lessee shall at all times maintain its existence as a corporation in good standing under the laws of the State of Delaware and shall use commercially reasonable efforts to preserve and keep in full force and effect its franchises material to its business.

            SECTION 9.4. Liens. Lessee shall not incur or suffer to exist any Lien on any of the Sites other than Permitted Liens.

            SECTION 9.5. Compliance Certificates.

                        (a) Lease Defaults. Following the Document Closing Date and until the termination of the Lease, Lessee shall furnish to Agent (with sufficient copies for each Participant) a certificate of Lessee signed by a Responsible Officer of Lessee within five days after Lessee obtains knowledge that there exists a Lease Default or Lease Event of Default, which such certificate shall describe such Lease Default or Lease Event of Default in reasonable detail, with a statement of Lessee's action with respect thereto taken or proposed to be taken.

                        (b) Annual Certificates. Within ninety (90) days after the close of each fiscal year, Lessee shall deliver to Agent (with sufficient copies for each Participant) a certificate of Lessee signed by a Responsible Officer of Lessee to the effect that the signer is familiar with or has reviewed the relevant terms of this Agreement, the Lease and each other Operative Document to which Lessee is a party and has made, or caused to be made under his or her supervision, a review of the transactions contemplated hereby and thereby and the condition of the Leased Property during the preceding fiscal year, and to the knowledge of such signer during such fiscal year, no conditions or events have occurred which constituted a Lease Default or Lease Event of Default, nor does the signer have knowledge, after due inquiry, of the existence as at the date of such certificate, of any condition or event which constitutes a Lease Default, Lease Event of Default or Significant Event or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Lessee has taken or is taking or proposes to take with respect thereto. Notwithstanding the foregoing, Lessee shall not be required to deliver such certificate if Lessee has previously delivered such a certificate within ninety (90) days prior to the close of such fiscal year.

            SECTION 9.6. Change of Name or Address. Lessee shall provide Agent fifteen (15) Business Days prior written notice of any change in name, identity or corporate structure (as such term is used in Section 9-402(7) of the New York
UCC) or the address of its chief executive office and principal place of business or the office where it keeps its records concerning its accounts and the Leased Property.

            SECTION 9.7. Compliance with Law, Environmental Matters. (a) Lessee shall comply at all times with all Applicable Laws and Regulations affecting the Leased Property except (i) where the necessity of compliance therewith is contested in good faith by proceedings constituting a Permitted Contest or (ii) where the violation of which, individually or in the aggregate, would not reasonably be expected to (x) result in a Material Adverse Effect or (y) if such violation is not remedied, result in any Lien other than a Permitted Lien, and Lessee and shall maintain at any Site only such quantities of Permitted Hazardous Substances, if any, as are reasonably necessary for Lessee's operations at any Site; and (b) Lessee shall not cause or permit the installation of any underground storage tanks at any Site.

            SECTION 9.8. Investigation by Governmental Authorities. Lessee shall deliver to Agent (with sufficient copies for each Participant), promptly upon Lessee's receipt, a copy of any notice of the intent by any Governmental Authority to (x) take an action which would constitute a Condemnation which if completed would reasonably be expected to reduce the Fair Market Value of the Site by more than $1,000,000, or which would otherwise constitute a Significant Event, (y) investigate any Site for a material violation of any Applicable Laws and Regulations on or at such Site, including any Environmental Law, under which liability may be imposed upon Agent or any Participant or under which liability having a Material Adverse Effect may be imposed on Lessee or (z) investigate any Site (other than routine fire, life-safety and similar inspections) for any violation of Applicable Laws and Regulations under which criminal liability may be imposed upon Agent or any Participant or under which liability having a Material Adverse Effect may be imposed on Lessee.

            SECTION 9.9. Financial and Other Information. Lessee shall deliver to Agent (with sufficient counterpart originals for each Participant), the following financial and other information (provided that Lessee shall not be required to deliver additional copies of such documents to Agent for delivery to any Participant if Lessee has concurrently or previously delivered copies of such documents to such Participant within the time periods specified below pursuant to the Credit Agreement):

                        (a) Audited Statements. As soon as available and in any event within ninety (90) days after the end of each fiscal year of Lessee, a consolidated balance sheet of Lessee and its Consolidated Subsidiaries at the end of such fiscal year and the related consolidated statements of operations, cash flows and shareholders' equity for such fiscal year, setting forth in each case in comparative form the figures at the end of, and for, the prior fiscal year, all reported on in a manner acceptable to the SEC by independent public accountants of nationally recognized standing (it being agreed that Lessee may satisfy the requirements of this Section 9.9(a) with the delivery of its Annual Report on Form 10-K filed with the SEC);

                        (b) Quarterly Statements. As soon as available and in any event within forty-five (45) days after the end of each of the first three quarters of each fiscal year of Lessee, the consolidated balance sheet of Lessee and its Consolidated Subsidiaries at the end of such quarter and the related consolidated statement of operations and cash flows of Lessee and its Consolidated Subsidiaries for such quarter and the portion of Lessee's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures at the end of, and for, the corresponding quarter and the corresponding portion of Lessee's prior fiscal year; it being agreed that (i) delivery of such financial statements shall be deemed to be a representation by Lessee that such financial statements fairly present, in conformity with GAAP, the consolidated financial position of Lessee and its Consolidated Subsidiaries as of the close of such quarterly fiscal period and their consolidated results of operations and cash flows for the portion of the fiscal year ending with such quarterly fiscal period (subject to normal year-end adjustments) and
(ii) Lessee may satisfy the requirements of this Section 9.9(b) with the delivery of its Quarterly Report on Form 10-Q filed with the SEC;

                        (c) Shareholder Mailings. Promptly upon the mailing thereof to the shareholders of Lessee generally, copies of all financial statements, reports and proxy statements so mailed;

                        (d) Supplemental Environmental Information. Promptly upon receipt thereof, copies of all updates to the baseline study of the environmental condition of any of Sites as set forth in the Environmental Audits required to be delivered pursuant to Section 6.2(f);

                        (e) Ratings Change. Within five (5) Business Days of any change by S&P or Moody's in the rating for the unsecured long-term debt of Lessee, notice of the new rating established by S&P and/or Moody's.

                        (f) Other. With reasonable promptness, unless the disclosure of such data or information is protected by the attorney-client privilege or attorney work-product privilege pursuant to the laws of the jurisdiction in which such privilege arises or such disclosure is prohibited by Applicable Laws and Regulations, and subject to appropriate confidentiality undertakings with respect thereto, such other data and information (financial or otherwise) which is either maintained in the ordinary course of Lessee's business or can be obtained or derived without undue burden to Lessee as to the business of Lessee or the Leased Property or any portion thereof as from time to time may be reasonably requested in writing by Agent. Subject to the foregoing restrictions, Lessee shall permit Agent, Lessor and any other Participant during normal business hours to visit and inspect under Lessee's guidance and, so long as no Lease Default or Lease Event of Default shall have occurred and be continuing, upon not less than three (3) Business Days' prior notice, any of the properties of Lessee, or its Subsidiaries, to examine (to the extent material to ascertaining compliance with the terms and provisions hereof or to the extent reasonably related to the financial condition or material operations of Lessee or any of its Subsidiaries) all of their books of account, records, reports and other papers, to make copies and extracts therefrom and (to the extent material to ascertaining compliance with the terms and provisions hereof or to the extent reasonably related to the financial condition or material operations of Lessee or any of its Subsidiaries) to discuss their respective affairs, finances and accounts with their officers, employees (who are managers or officers), and independent public accountants (and by this provision Lessee authorizes such accountants to discuss with Agent, Lessor or any other Participant the finances and affairs of Lessee and any of its Subsidiaries, provided, that such Person shall have given prior written notice to Lessee of its intention to discuss such finances and affairs with such accountants and have given Lessee the opportunity to participate in such discussions), all at such reasonable times and as often as may be reasonably requested.

            SECTION 9.10. Securities. Lessee shall not, nor shall it permit anyone authorized to act on its behalf to, take any action which would subject the issuance or sale of the Notes, Investment, any portion of the Leased Property or the Lease, or in any security or lease the offering of which, for purposes of the Securities Act or any state securities laws, would be deemed to be part of the same offering as the offering of the aforementioned securities or leases to the registration requirements of Section 5 of the Securities Act or any state securities laws.

            SECTION 9.11. Interest Rates. With respect to each determination of an interest rate pursuant to the Loan Agreement and this Participation Agreement, Lessee agrees to be bound by Sections 2.1 and 2.2 of the Loan Agreement and Article 4 of this Agreement.

            SECTION 9.12. Revolving Credit Facility. Lessee covenants and agrees that, so long as any portion of the obligations of the Lessee under this Participation Agreement, the Lease or any other Operative Document shall remain unpaid or unperformed (other than performance of obligations that survive the expiration or termination of the Lease and that are inchoate and contingent as of the expiration or termination of the Lease), Lessee will, and will cause each of its Subsidiaries to, perform, comply with and be bound by all of its agreements, covenants and obligations contained in Sections 5.09 through 5.14 of the Credit Agreement (giving effect to any applicable grace and cure periods), whether or not any amounts are in fact outstanding under the Credit Agreement, as such Sections are in effect from time to time prior to the date upon which the first of the following shall occur (i) the ratings established or deemed established by either Moody's or S&P for the senior unsecured long-term debt of AMAT shall fall below Baa3 or BBB-, respectively, or neither Moody's or S&P shall have in effect a rating of such debt or (ii) the debt and obligations under the Credit Agreement are no longer outstanding and the Credit Agreement is no longer in full force and effect (such Sections and all other terms of the Credit Agreement to which reference is made herein, together with all related definitions and ancillary provisions, being hereby incorporated into this Participation Agreement by reference as though specifically set forth in herein). Upon the occurrence of any of clauses (i) or (ii), such Sections shall be the Sections as of the date immediately preceding the date of such occurrence. In determining compliance with such Sections for purposes of this Participation Agreement at any time following the termination of the Credit Agreement, any action that would require consent or approval thereunder shall require the consent or approval of Required Participants.


                                   ARTICLE 10.

                         OTHER COVENANTS AND AGREEMENTS

            SECTION 10.1. Cooperation with Lessee. Agent, Lessor and each other Participant shall, to the extent reasonably requested by Lessee (but without assuming additional liability on account thereof), at Lessee's expense, cooperate to allow Lessee to (a) perform its covenants contained in Section 9.1, including at any time and from time to time, upon the reasonable request of Lessee, to promptly and duly execute and deliver any and all such further instruments, documents and financing statements (and continuation statements related thereto) as Lessee may reasonably request in order to perform such covenants and (b) further Lessee's requirements as lessee of the Leased Property, including to file any statement with respect to any tax abatements or other requirements.

            SECTION 10.2. Covenants of Lessor.

                        (a) Discharge of Liens. Lessor covenants that it will not create or permit to exist at any time, and will, at its own cost and expense, promptly take such action as may be necessary duly to discharge, or to cause to be discharged, all Lessor Liens attributable to it and will cause restitution to be made to the Leased Property in the amount of any diminution of the value thereof as a result of its failure to comply with its obligations under this Section 10.2(a). Notwithstanding the foregoing, Lessor shall not be required to so discharge any such Lessor Lien while the same is being contested in good faith by appropriate proceedings diligently prosecuted so long as such proceedings shall not involve any meaningful danger of the impairment of the Liens granted by Lessor to Agent including the Liens of the Mortgages or of the sale, forfeiture or loss of, and shall not interfere with the use or disposition of, any part of the Lease, the Leased Property or title thereto or any interest therein or the payment of Rent; provided, however, that Lessor shall discharge any such Lessor Lien attributable to it, whether or not subject to contest as provided above, upon the purchase of the Leased Property by Lessee pursuant to the Lease or the sale of the Leased Property in connection with the Remarketing Option.

                        (b) Change of Principal Place of Business. Lessor shall give prompt notice to Lessee and Agent if Lessor's principal place of business or chief executive office, or the office where the records concerning the accounts or contract rights relating to the Leased Property or the Overall Transaction are kept, shall cease to be located at 11 Madison Avenue, 19th Floor, New York, New York or if it shall change its name or identity.

                        (c) Loan Agreement. As between Lessor and Lessee, Lessor and each Lender hereby agrees that, so long as the Lease is in effect, Lessor shall not consent to or permit any amendment of the terms and provisions of the Loan Agreement, the Mortgages or any Note, whether or not any Lease Event of Default shall have occurred and be continuing, other than amendments which are ministerial in nature and that do not have an adverse effect on Lessee, without the prior written consent of Lessee.

                        (d) Depreciation. Prior to the Lease Expiration Date, no Participant shall claim any federal or state tax attributes or benefits (including depreciation) relating to the Leased Property unless required to do so by an appropriate taxing authority or after a clearly applicable change in Applicable Laws and Regulations or as a protective response to a proposed adjustment by a Governmental Authority; provided, however, that if an appropriate taxing authority shall require any Participant to claim any such federal or state tax attributes or benefits, such Participant shall promptly notify Lessee thereof and shall permit Lessee to contest such requirement in a manner similar to the contest rights provided in, and subject to any applicable limitation to a context contained in, Section 11.2(b) hereof.

                        (e) Organization. Unless otherwise approved by Lessee, which approval shall not be unreasonably withheld, and provided that no Lease Default or Lease Event of Default shall have occurred and be continuing, CSL (i) shall at all times remain a solvent, multi-asset company with assets beyond its interest in the Leased Property and a limited partnership with Credit Suisse First Boston as its general partner, provided, however, that CSL may merge, consolidate or combine with an Affiliate or, as a result of a reorganization, transfer substantially all of its assets or partnership interests to an Affiliate if the surviving entity has a comparable net worth to Credit Suisse First Boston or if Credit Suisse First Boston guarantees such entity's general obligations except as provided for and subject in all cases to the limitations on liability set forth at Section 13.13 hereof, and (ii) shall not engage in any other business substantially different from (A) the business as conducted on the Document Closing Date (including engaging in the business of leasing personal and real property as lessor, or acting as agent, broker or advisor in leasing such property and making, acquiring or servicing loans or other investments or extensions of credit in connection therewith or incidental thereto) or (B) the business as otherwise permitted in Lessor's certificate of limited partnership or other organizational documents as in effect on the Document Closing Date.

            SECTION 10.3. Lessor Transfers.

                        (a) Lessor shall not assign, convey or otherwise transfer all or any portion of its right, title or interest in, to or under the Leased Property (except pursuant to Article VI of the Lease) or any of the Operative Documents without the prior written consent of Required Lenders, which consent may not be unreasonably withheld, except that without the prior written consent of Required Lenders, Lessor may assign (reserving all rights of Lessor to indemnification relating to the period prior to such transfer) all (but not less than all) of its right, title and interest in, to and under the Leased Property and the Operative Documents to an entity (i) that has a net worth of at least $150,000,000, (ii) that has Credit Suisse First Boston as its general partner, or (iii) the obligations of which under the Operative Documents are guaranteed by Credit Suisse First Boston pursuant to a guaranty reasonably acceptable in form and substance to Lessee. Any such transfer pursuant to this
Section 10.3 (x) shall be at Lessor's sole cost and expense, (y) shall not require other changes to the Operative Documents which would alter the obligations of Lessee under any of the Operative Documents and (z) so long as no Lease Event of Default shall be continuing, shall be further conditioned upon Lessor's receipt of Lessee's prior written consent, which consent shall not be unreasonably withheld. So long as no Lease Event of Default shall be continuing, Lessor shall provide at least five (5) Business Days' prior written notice of any such transfer to Lessee.

                        (b) Upon the occurrence and continuance of a Loan Event of Default specified in clause (b), (c), (d) or (e) of Section 6.1 of the Loan Agreement, Agent may (at the direction of the Required Lenders) direct Lessor to transfer, and Lessor shall promptly transfer, to a Eurodollar Lender or another entity (provided that in the case of a transfer to another entity each of the conditions set forth in Section 10.3(a) shall have been satisfied, except that the notice required by the last sentence of Section 10.3(a) may be given by Agent to Lessee) (the "Replacement Lessor") that is willing to accept the same, all of Lessor's right, title, interest, duties and obligations in respect of the Leased Property, the Investment, the Lease and the other Operative Documents (without recourse to Lessor and reserving all rights of Lessor to indemnification relating to the period prior to such transfer) for an amount payable to Lessor in immediately available funds that is equal to the outstanding Investment, accrued and unpaid Yield thereon plus all other amounts then owing to Lessor under the Operative Documents and the assumption by such Replacement Lessor of the duties and obligations of Lessor under the Operative Documents; provided that such Replacement Lessor assumes the duties and obligations of Lessor under the Operative Documents. As a condition precedent to the effectiveness of such transfer, Lessor shall have obtained, at its expense, all necessary approvals from Governmental Authorities and other Persons for such transfers and shall have effected, at its expense, all recordings and filings necessary to perfect such transfers. All reasonable and documented expenses of Agent or Lessee incurred in connection with such transfer shall be reimbursed by Lessor promptly.

            SECTION 10.4. Restrictions on and Effect of Transfer. No Lender shall assign, convey or otherwise transfer all or any portion of its right, title or interest in, to or under any Note or any of the other Operative Documents without the prior written consent of each of Agent (who may condition its approval upon the satisfaction of any of the conditions of subsections (a) through (g) below) Lessor, CP Lender and Lessee, except that without the prior written consent of Agent or Lessee (w) any bank or similar financial or commercial lending institution may pledge its interest in the ordinary course of its business (including to any Federal Reserve Bank), provided that no transfer upon a foreclosure pursuant to such a pledge may occur unless the other provisions of this Section 10.4 are complied with, (x) any Lender may transfer all or any portion of its interest to a member of its Consolidated Group upon compliance with subsections (a), (b) and (g) below, (y) any Lender may transfer all or any portion of its interest to any other existing Participant upon compliance with subsections (a), (b), (c), (f) and (g) below, and (z) any Lender may transfer any or all of such right, title and interest upon compliance with subsections (a) through (g) below; and provided, further, that the restrictions set forth in this Section 10.4 shall not apply to a participation, with respect to which Section 10.5 shall apply:

                        (a) Required Notice and Effective Date. Any Lender
            desiring to effect a transfer of its interest shall give written notice of each such proposed transfer to Lessee, Agent and each other Participant at least ten (10) days prior to such proposed transfer, setting forth the name of such proposed transferee, the percentage or interest to be retained by such Lender, if any, and the date on which such transfer is proposed to become effective. All reasonable out-of-pocket costs incurred by Agent and Lessee in connection with any such disposition by a Lender under this Section
            10.4 shall be borne by such Lender. In the event of a transfer under this Section 10.4, any expenses incurred by the transferee in connection with its review of the Operative Documents and its investigation of the transactions contemplated thereby shall be borne by such transferee or the relevant Lender, as they may determine, but shall not be considered costs and expenses which Lessee is obligated to pay or reimburse under Section 11.1 or as Supplemental Rent.

                        (b) Ratable Transfer; Assumption of Obligations. Each
            such transfer shall be to a transferee (or to one or more transferees in the same Consolidated Group) of a ratable and constant percentage of such Lender's interests (i) in all its Notes and (ii) its rights and obligations under the Capital Asset Purchase Agreement in accordance with Section 7 thereof. Any transferee pursuant to this Section 10.4 shall have executed and delivered to Agent a letter in substantially the form of the letter attached hereto as Exhibit Z, and thereupon the obligations of the transferring Lender under the Operative Documents shall be proportionately released and reduced to the extent of such transfer. Upon any such transfer as above provided, the transferee shall be deemed to be bound by all obligations (whether or not yet accrued) under, and to have become a party to, all Operative Documents to which its transferor was a party, shall be deemed the pertinent "Lender" for all purposes of the Operative Documents and shall be deemed to have made that portion of the payments pursuant to this Participation Agreement previously made or deemed to have been made by the transferor represented by the interest being conveyed; and each reference herein and in the other Operative Documents to the pertinent "Lender" shall thereafter be deemed a reference to the transferee, to the extent of such transfer, for all purposes. Upon any such transfer, Agent shall deliver to Lessee amended Schedules I and II to this Participation Agreement, revised to reflect the relevant information for such new Lender and the Commitment of such new Lender (and the revised Commitment of the transferor Lender if it shall not have transferred its entire interest).

                        (c) Employee Benefit Plans. No Lender may make any such
            assignment, conveyance or transfer to or in connection with any arrangement or understanding in any way involving any employee benefit plan (or its related trust), as defined in Section 3(3) of ERISA, or with the assets of any such plan (or its related trust), as defined in Section 4975(e)(1) of the Code (other than a governmental plan, as defined in Section 3(32) of ERISA), with respect to which Lessee or such Lender or any of their Affiliates is a party in interest within the meaning of ERISA or a "disqualified person" within the meaning of the Code.

                        (d) Financial Condition of Transferee. No transfer by a
            Lender shall be effective against the other parties to this Participation Agreement unless the transferee (i) (x) has a credit rating of either BBB- by S&P or Baa3 by Moody's (or such transferee's Affiliate has such rating) and (y) is (A) a bank or other financial institution with a combined capital, surplus and undivided profits of at least $75,000,000, or (B) any subsidiary of such a bank, financial institution or corporation, provided that such bank, financial institution or corporation furnishes a guaranty with respect to the transferee's obligations as a Lender, or (C) any other entity, provided the transferee's obligations as a Lender are guaranteed by the transferor Lender, the form of which guaranty shall be approved by Agent and, provided no Lease Event of Default has occurred and is continuing, by Lessee, which approval shall not be unreasonably withheld or (ii) is otherwise approved by Lessee, such approval not to be unreasonably withheld.

                        (e) Amounts. Any transfer of Notes shall be in a
            principal amount which is equal to or greater than $5,000,000; provided that the foregoing limitation shall not apply to a Lender's transfer of the entire principal amount of such Lender's Notes.

                        (f) Effect. From and after any transfer of its Notes
            (other than a pledge) the transferring Lender shall be released, to the extent assumed by the transferee, from its liability and obligations hereunder and under the other Operative Documents to which such transferor is a party in respect of obligations to be performed on or after the date of such transfer. Upon any transfer by a Lender as above provided, any such transferee shall be deemed a "Lender" for all purposes of such documents and each reference herein to a Lender shall thereafter be deemed a reference to such transferee for all purposes, except as the context may otherwise require. Notwithstanding any transfer as provided in this Section 10.4, the transferor shall be entitled to all benefits accrued and all rights vested prior to such transfer, including, without limitation, rights to indemnification under this Participation Agreement or any other Operative Document.

                        (g) Transfer Fee. In connection with any transfer by a
            Lender pursuant to this Section 10.4, such Lender shall pay a fee of $3,500 to Agent on or prior to the date of such transfer.

            SECTION 10.5. Covenants and Agreements of Lenders.

                        (a) Participations. Notwithstanding anything in Section
10.4 to the contrary, each Lender covenants and agrees that it will not grant participations in its Notes to any Person

(a "Transferee") unless such Person (i) is a bank or other financial institution and (ii) represents and warrants, in writing, to such Lender for the benefit of the Lenders, Lessor and Lessee that no part of the funds used by it to acquire an interest in the Notes constitutes assets of any Plan or its related trust. Any such Person shall require any transferee of its interest in the Notes to make the representations and warranties set forth in the preceding sentence, in writing, to such Person for its benefit and the benefit of the Participants and Lessee. In the event of any such sale by a Lender of a participating interest to a Transferee, such Lender's obligations under this Participation Agreement and under the other Operative Documents shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of its Note for all purposes under this Participation Agreement and under the other Operative Documents, and Lessor, Agent and, except as set forth in Section 10.4(b), Lessee shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Participation Agreement and under the other Operative Documents. Any such participation shall be in a ratable and constant percentage of all of such Participant's Notes.

                        (b) Transferee Indemnities. Each Transferee shall be entitled to the benefits of Article VII with respect to its Notes or participation in the Loans outstanding from time to time; provided, that no Transferee shall be entitled to receive any greater amount pursuant to such Article than the transferor Lender would have been entitled to receive in respect of the amount of the Notes or participation transferred by such transferor Lender to such Transferee had no such transfer or participation occurred.

                        (c) Purchase Events Under the Capital Asset Purchase Agreement. Each Eurodollar Lender agrees that it will not make the notification described in clause (v), (vi) or (vii) of the definition of "Purchase Event" set forth in the Capital Asset Purchase Agreement unless it has first pursued the related indemnities from Lessee in accordance with Sections 11.4 and 11.5 and such indemnities are not being or, in such Eurodollar Lender's reasonable determination, will not be paid by Lessee.

                        (d) Amendments of the Capital Asset Purchase Agreement. As between the Lenders and Lessee, each Lender hereby agrees that, so long as the Lease is in effect and no Lease Event of Default shall have occurred and be continuing, such Lender shall not consent to or permit any amendment to the terms and provisions of the Capital Asset Purchase Agreement that would have a material adverse effect on Lessee or impose additional fees and costs on a party that would be indemnifiable or reimbursed by Lessee, without the prior written consent of Lessee.

            SECTION 10.6. Future Lenders. Each Lender, by its acceptance of its Note or Notes, shall be deemed to be bound by and, upon compliance with the requirements of Section 10.4, will be entitled to all of the benefits of the provisions of this Agreement.

            SECTION 10.7. Agent under Participation Agreement and Mortgages. For purposes of this Agreement and the Mortgages, the parties hereto agree that Agent shall be the agent of Lessor and the Lenders, with Agent's duties and obligations hereunder and thereunder being subject to the limitations, and Agent being entitled to the rights set forth in Article 12 hereof.


                                   ARTICLE 11.

                                 INDEMNIFICATION

            SECTION 11.1. General Indemnification. Lessee agrees, whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and to indemnify, protect, defend, save and keep harmless each Indemnitee from and against any and all Claims that may be imposed on, incurred by or asserted against such Indemnitee (whether because of action or omission by such Indemnitee or otherwise), whether or not such Indemnitee shall also be indemnified as to any such Claim by any other Person and whether or not such Claim arises or accrues prior to any Advance Date or after the Lease Expiration Date, in any way relating to or arising out of (a) any of the Operative Documents or any of the transactions contemplated thereby or any investigation, litigation or proceeding in connection therewith, and any amendment, modification or waiver in respect thereof; or (b) the Leased Property or any part thereof or interest therein; or (c) the acquisition, mortgaging, design, construction, preparation, installation, inspection, delivery, nondelivery, acceptance, rejection, purchase, ownership, possession, rental, lease, sublease, repossession, maintenance, repair, alteration, modification, addition or substitution, storage, transfer or title, redelivery, use, financing, refinancing, operation, condition, sale (including, without limitation, any sale pursuant to Articles XVI, XVII or XXII of the Lease), return or other disposition of all or any part of any interest in the Leased Property or the imposition of any Lien (or incurring of any liability to refund or pay over any amount as a result of any Lien) thereon, including, without limitation: (i) Claims or penalties arising from any violation of Applicable Laws and Regulations (including in tort (strict liability or otherwise)), (ii) latent or other defects, whether or not discoverable,

(iii) any Claim of BNP or in respect of any agreement with BNP to purchase the Existing Sites, including any Claim relating to a breach of any such agreement, and (iv) any Claim for patent, trademark or copyright infringement; (d) the offer, issuance, sale or delivery of the Notes or Investment; (e) the breach by Lessee of any representation or warranty made by it or deemed made by it in any Operative Document; (f) the transactions contemplated hereby or by any other Operative Document, in respect of the application of Parts 4 and 5 of Subtitle B of Title I of ERISA and any prohibited transaction described in Section 4975(c) of the Code or (g) any other agreement entered into or assumed by Lessee in connection with the Leased Property (including, in each case, matters based on or arising from the negligence of any Indemnitee, except any indemnification of Agent for its own negligence in the handling of funds as specifically excluded below); provided, however, Lessee shall not be required to indemnify under this
Section 11.1 for (1) as to an Indemnitee, any Claim to the extent resulting from the willful misconduct or gross negligence of such Indemnitee (it being understood that no Indemnitee shall be deemed to be negligent, grossly negligent or to have acted wilfully and the parties acknowledge that this indemnity shall fully apply in connection with any Claim of BNP if Lessor fails to purchase the Sites upon the failure of any condition thereto set forth in Article 6 of this Participation Agreement), (2) any Claims in respect of Taxes (such Claims to be subject to Section 11.2), other than a payment necessary to make payments under this Section 11.1 on an after-tax basis; provided that the exclusion provided in this clause (2) does not apply to any taxes or penalties included in Claims against which the Indemnitee is provided an indemnification under clause (f) of this Section 11.1, (3) as to an Indemnitee, any Claim resulting from Lessor Liens which such Indemnitee is responsible for discharging under the Operative Documents (4) as to an Indemnitee, any Claim to the extent resulting from any transfer by such Indemnitee in violation of this Agreement or the Operative Documents (provided, however, that this clause (4) shall not affect the indemnification rights under this Section 11.1 of any Participant which becomes a Participant pursuant to a transfer under Section 10.3 or 10.4), (5) as to an Indemnitee, any Claim against such Indemnitee by another Indemnitee if such Claim is not related or connected in any way with any action or inaction of Lessee or any Claim by or against Lessee or for which Lessee is otherwise liable under the Operative Documents, (6) as to Lessor, any Claim against Lessor to the extent arising from any breach of a representation or warranty by Lessor set forth in Section 8.2 of this Agreement or in any other Operative Document or the Private Placement Letter or from the failure of Lessor to comply in all material respects with the terms of this Agreement or the other Operative Documents, (7) as to an Indemnitee, any Claim against such Indemnitee to the extent arising from a breach of a representation or warranty by such Indemnitee under this



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Agreement or the other Operative Documents or from the failure of such
Indemnitee to comply in all material respects with the material covenants in this Agreement and the other Operative Documents applicable to such Indemnitee,
(8) as to Lessor, any Claim to the extent resulting from Lessor Liens, (9) as to an Indemnitee who purchases a Leased Property pursuant to Sections 22.1 or 22.2 of the Lease, any Claim to the extent attributable to acts or events occurring after the expiration of the Term or the return or remarketing of such Leased Property so long as Lessor, Agent and Participants are not exercising remedies against Lessee in respect of the Operative Documents and no Lease Default or Lease Event of Default has occurred and is continuing, (10) as to Agent, any Claim against Agent to the extent resulting from its own negligence in handling of funds, (11) as to any Indemnitee, any Claim against such Indemnitee to the extent resulting from the wrongful failure of such Indemnitee to distribute to any other party to this Agreement, as required by the Operative Documents, any funds received by such Indemnitee or (12) without limiting any provisions of the Operative Documents requiring Lessee to reimburse or pay the costs of an Indemnitee, any out-of-pocket or internal costs or expenses of any Indemnitee in connection with the day-to-day administration of the transactions under the Operative Documents and which are not included in the definitions of "Transaction Expenses" or "Supplemental Rent."

            SECTION 11.2.  General Tax Indemnity.

                        (a) Tax Indemnity. Lessee shall pay on an after-tax basis, and on written demand shall indemnify and hold each Indemnitee harmless from and against, any and all Taxes, howsoever imposed, on or with respect to any Indemnitee, the Leased Property or any portion thereof, any Operative Document or Lessee or any sublessee or user of the Leased Property, by the United States or by any state or local government or other taxing authority in the United States, or by any taxing authority outside the United States, in connection with or in any way relating to (i) the acquisition, mortgaging, design, construction, preparation, installation, inspection, delivery, nondelivery, acceptance, rejection, purchase, ownership, possession, rental, lease, sublease, repossession, maintenance, repair, alteration, modification, addition or substitution, storage, transfer of title, redelivery, use, financing, refinancing, operation, condition, purchase, repurchase, sale, return or other application or disposition of all or any part of the Leased Property or the imposition of any Lien (or incurrence of any liability to refund or pay over any amount as a result of any Lien) thereon, (ii) Basic Rent or Supplemental Rent or the receipts or earnings arising from or received with respect to the Leased Property or any part thereof, or any interest therein or any applications or dispositions thereof, (iii) any other amount



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paid or payable pursuant to the Notes, Investment or any other Operative
Documents, (iv) the Leased Property or any part thereof or any interest therein,
(v) all or any of the Operative Documents, any other documents contemplated thereby and any amendments and supplements thereto, and (vi) otherwise with respect to or in connection with the transactions contemplated by the Operative Documents or the enforcement thereof; provided, however, that the indemnification obligation of this Section 11.2 shall not apply to (i) Taxes which are based upon or measured by the Indemnitee's net income, or which are expressly in substitution for, or relieve Indemnitee from, any actual Tax based upon or measured by Indemnitee's net income (except that Lessee shall pay or reimburse, and indemnify and hold harmless, any Indemnitee which is not incorporated under the laws of the United States, or a state thereof, and which has complied with Section 11.3, from any deduction or withholding of any United States Federal income tax); (ii) Taxes characterized under local law as franchise, net worth, or shareholder's capital (excluding, however, any value-added, sales, use, rental license, property or similar Taxes); (iii) Taxes based upon (A) the voluntary transfer, assignment or disposition by Agent, Lessor or any Participant of any interest in the Leased Property (other than a transfer pursuant to the exercise of remedies under the Operative Documents, transfers pursuant to the exercise of any Remarketing Option or Purchase Option, a transfer to Lessee or its designee or otherwise pursuant to the Lease), (B) any involuntary transfer or other disposition in connection with a bankruptcy or other proceeding for the relief of creditors in which such Indemnitee is the debtor or (C) any foreclosure sale of an asset of such Indemnitee; (iv) any Taxes which constitute withholding taxes to the extent imposed with respect to payments to an Indemnitee that is a transferee to the extent of the excess of such Taxes over the amount of such Taxes which would have been imposed had there not been a sale, assignment, transfer or other disposition (whether voluntary or involuntary) to such transferee; (v) Taxes imposed in respect of any period after the expiration or earlier termination of the Lease and the payment by Lessee of all amounts due under the Operative Documents or, if later during the exercise of remedies while Lease Event of Default is continuing; provided that the exceptions set forth in this clause (v) shall not apply to Taxes to the extent such Taxes relate to events or matters arising prior to or simultaneously with the time of the earliest occurrence of the events covered in this clause
(v), and until Lessee has satisfied and fulfilled its obligations under the Lease; (vi) Taxes to the extent that such Taxes would not have been imposed on or with respect to an Indemnitee but for the willful misconduct, gross negligence or breach of any representation, warranty or covenant of such Indemnitee or Affiliate thereof; and (vii) any California taxes withheld pursuant to Section 26131-3 of Title 18 of the California Code of Regulations (the "California Regulations") as a result of such



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
Indemnitee's failing to qualify for any applicable exemption from the withholding required by Section 11.3 (for this purpose the term "exemption" shall include, without limitation, (A) having a "permanent place of business" in California within the meaning of such section; (B) qualifying as a "bank" or "banking association" within the meaning of such section; and (C) the character of such payment failing to constitute income from sources within the State of California within the meaning of Sections 23040 and 26131-1 of the California Regulations (it being understood, however, that until such time as it receives an opinion of independent counsel selected by Lessee and reasonably acceptable to Lessor to the effect that it is required to do so, Lessee will not withhold any amounts for payment to the California Franchise Tax Board with respect to Rent payable pursuant to the Operative Documents)).

                        (b) Contests. Lessee shall pay on or before the time or times prescribed by law any Taxes (except any Taxes excluded by the proviso to Section 11.2(a)); provided, however, that Lessee shall be under no obligation to pay any such Tax so long as the payment of such Tax is not delinquent or is being contested by a Permitted Contest. If any claim or claims is or are made against any Indemnitee solely for any Tax which is subject to indemnification as provided in Section 11.2(a), Indemnitee shall as soon as practicable, but in no event more than twenty (20) days after receipt of formal written notice of the Tax or proposed Tax, notify Lessee and if, in the reasonable opinion of Lessee and (in the case of any Tax which may reasonably be expected to exceed $250,000 in the aggregate) tax counsel acceptable to the Indemnitee, there exists a reasonable basis to contest such Tax which satisfies the requirements of ABA Formal Opinion 85-352 (and if the provisos of the definition of "Permitted Contest" continue to be satisfied and so long as no Lease Event of Default exists), Lessee at its expense may, to the extent permitted by Applicable Laws and Regulations, contest such Tax, and subsequently may appeal any adverse determination, in the appropriate administrative and legal forums; provided, that in all other circumstances, upon notice from Lessee to such Indemnitee that there exists a reasonable basis to contest any such Tax which satisfies the requirements of ABA Formal Opinion 85-352 (as supported by an opinion of tax counsel to Lessee reasonably acceptable to the Indemnitee), the Indemnitee, at Lessee's expense, shall contest any such Tax (so long as the provisos of the definition of "Permitted Contest" continue to be satisfied and so long as no Lease Event of Default exists). Lessee shall pay all expenses incurred by the Indemnitee in contesting any such Tax (including, without limitation, all reasonable attorneys' and accountants' fees, including the allocated costs of internal counsel), upon demand by the Indemnitee. Lessee shall have the right to participate in the conduct of any proceedings controlled by the Indemnitee to the



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
extent that such participation by such Person does not interfere with the Indemnitee's control of such contest and Lessee shall in all events be kept informed, to the extent practicable, of material developments relative to such proceedings. The Indemnitee shall have the right to participate in the conduct of any proceedings controlled by Lessee and the Indemnitee shall in all events be kept informed, to the extent practicable, of material developments relative to such proceedings. The Indemnitees agree that a contested claim for which Lessee would be required to make a reimbursement payment hereunder will not be settled or compromised without Lessee's prior written consent (which consent shall neither be unreasonably delayed nor withheld), unless the provisos of the definition of "Permitted Contest" would not continue to be satisfied. Indemnitee shall endeavor to settle or compromise any such contested claim in accordance with written instructions received from Lessees; provided, that (x) Lessee on or before the date the Indemnitee executes a settlement or compromise pays the contested Tax to the extent agreed upon or makes an indemnification payment to the Indemnitee in an amount reasonably acceptable to the Indemnitee; and (y) the settlement or compromise does not, in the reasonable opinion of the Indemnitee materially adversely affect the right of such Lessor to receive Rent or the Lease Balance or any other payment pursuant to the Operative Documents, or involve a material risk of sale, forfeiture or loss of the Sites or any interest therein or any matter described in the provisos to the definition of "Permitted Contest". The failure of an Indemnitee to timely contest a claim against it for any Tax which is subject to indemnification under Section 11.2(a) and for which it has an obligation to Lessee to contest under this Section 11.2(b) in the manner required by Applicable Laws and Regulations or Regulations where Lessee has timely requested that such Indemnitee contest such claim shall relieve Lessee of its obligations to such Indemnitee under Section 11.2(a) with respect to such claim to the extent such failure results in the loss of an effective contest. If Applicable Laws and Regulations require the payment of a contested Tax as a condition to, or regardless of, its being contested, and Lessee chooses to contest such Tax or to direct the Indemnitee to contest such Tax in accordance with this Section 11.2(b), then Lessee shall provide the Indemnitee with the funds to pay such Tax, such provision of funds to be deemed a non-interest bearing loan by Lessee to the Indemnitee to be repaid by any recovery of such Tax from such contest and any remaining unpaid amount not recovered to offset Lessee's obligation to indemnify the Indemnitee for such Tax. Lessee shall indemnify the Indemnitee on a grossed-up basis in accordance with Section 11.8 for and against any adverse consequences of any such interest-free loan. In the event that the Indemnitee receives a refund (or like adjustment) in respect of any Tax for which the Indemnitee has been reimbursed by Lessee, the Indemnitee shall within ten (10) days remit the



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amount of such refund (or like adjustment) to Lessee, net of all costs and expenses incurred by such Indemnitee; provided, however, that the Indemnitee shall not be required to remit any amount pursuant to this sentence in excess of the amounts previously paid by Lessee to, or on behalf of, such Indemnitee with respect to such Tax pursuant to this Article 11.

                        (c) Payments. Any Tax indemnifiable under Section 11.2(a) shall be paid by Lessee directly when due to the applicable taxing authority if direct payment is practicable and permitted. If direct payment to the applicable taxing authority is not permitted or is otherwise not made, any amount payable to an Indemnitee pursuant to Section 11.2(a) shall be paid within thirty days after receipt of a written demand therefor from such Indemnitee accompanied by a written statement describing in reasonable detail the amount so payable, but not before the date that the relevant Taxes are due. Any payments made pursuant to Section 11.2(a) directly to the Indemnitee entitled thereto or Lessee, as the case may be, shall be made in immediately available funds at such bank or to such account as specified by the payee in written directions to the payor, or, if no such direction shall have been given, by check of the payor payable to the order of the payee by certified mail, postage prepaid at its address as set forth in this Participation Agreement. Upon the request of any Indemnitee with respect to a Tax that Lessee is required to pay, Lessee shall furnish to such Indemnitee the original or a certified copy of a receipt for Lessee's payment of such Tax or such other evidence of payment as is reasonably acceptable to such Indemnitee.

                        (d) Reports. If any report, return or statement is required to be filed with respect to any Taxes that are subject to indemnification under Section 11.2(a), Lessee shall, if Lessee is permitted by Applicable Laws and Regulations, timely prepare and file such report, return or statement; provided, however, that if Lessee is not permitted by Applicable Laws and Regulations to file any such report, return or statement, Lessee will promptly so notify the appropriate Indemnitee, in which case the Indemnitee, at Lessee's expense, will file any such report after preparation thereof by Lessee.

                        (e)         Tax Benefit.  If, as a result any Taxes
paid or indemnified against by Lessee under this Section 11.2, the aggregate Taxes paid by Indemnitee for any taxable year and not subject to indemnification pursuant to this Section 11.2 are less (whether by reason of a deduction, credit, allocation or apportionment of income or otherwise) than the amount of such Taxes that otherwise would have been payable by such Indemnitee (a "Tax Benefit"), then to the extent such Tax Benefit was not taken into account in determining the amount of indemnification payable by Lessee under Section 11.2(a) hereof and provided no



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Event of Default shall be continuing, such Indemnitee shall pay to Lessee the lesser of (A)(x) the amount of such Tax Benefit, plus (y) an amount equal to any Tax Benefit resulting from the payment under clause (x) above and (B) the amount of the indemnity paid pursuant to this Section 11.2 giving rise to such Tax Benefit. If it is subsequently determined that the Indemnitee was not entitled to such Tax Benefit, the portion of such Tax Benefit that is repaid or recaptured will be treated as Taxes for which the Lessee must indemnify Indemnitee pursuant to this Section 11.2 without regard to the exclusions other than the exclusion in clause (vi) of Section 11.2(a).

                        (f) Independent Examination. Within 15 days after Lessee receives any computation from Indemnitee, Lessee may request in writing an independent public accounting firm selected by Indemnitee and reasonably acceptable to Lessee review and determine on a confidential basis the amount of any indemnity payment by Lessee to Indemnitee pursuant to this Section 11.2 or any payment by Indemnitee to Lessee pursuant to Section 11.2(b) or (e) hereof. Indemnitee shall cooperate with such accounting firm and supply it with all documentation and records necessary for the accounting firm to conduct such review and determination (including relevant data from Indemnitee's income tax returns but not such returns themselves); provided, that such accounting firm shall agree in writing in a manner satisfactory to Indemnitee to maintain the confidentiality of such information. The fees and disbursements of such accounting firm will be paid by Lessee, provided, that such fees and disbursements shall be paid by Indemnitee if the verification results in an adjustment in Lessee's favor of five percent (5%) or more of the indemnity payment or payments computed by Indemnitee.

            SECTION 11.3. Withholding Tax Exemption. (a) At least five (5) Business Days prior to the first date on which any payment is due under any Note or Investment Amount for the account of any Participant not incorporated under the laws of the United States or a state thereof, such Participant agrees that it will have delivered to each of Lessee, Lessor and Agent two duly completed copies of United States Internal Revenue Service Forms 1001 or 4224, certifying in either case that such Participant is entitled to receive payments of interest and/or yield and a return of the principal amount of the Loans and/or Investment Amount, including Capitalized Interest and Capitalized Yield, as applicable, under the Operative Documents without deduction or withholding of any United States Federal income taxes. Each Participant which so delivers a Form 1001 or 4224 further undertakes to deliver to each of Lessee, Lessor and Agent two additional copies of such form (or a successor form) on or before the date that such form expires (currently, three successive calendar years for Form 1001 and one calendar year for Form 4224) or becomes obsolete or after the occurrence of any event requiring a change in the most recent



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forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by Lessee, Lessor or Agent, in each case certifying that such Participant is entitled to receive payments under the Operative Documents without deduction or withholding of any United States Federal income taxes, unless an event (including any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Participant from duly completing and delivering any such form with respect to it and such Participant advises Lessee, Lessor and Agent that it is not capable of receiving payments without any withholding of United States Federal income tax.

            (b) For any period with respect to which a Participant has failed to provide Lessee with the appropriate form described in Section 11.3(a) (other than if such failure is due to a change in law subsequent to the date such form originally was required to be provided or if such form otherwise is not required under the first sentence of Section 11.3(a), such Participant shall not be entitled to indemnification under Section 11.2 with respect to Taxes imposed by the United States because of such failure; provided, however, that should a Participant become subject to Taxes because of such failure, Lessee shall take such steps as such Participant shall reasonably request to assist such Participant to recover such Taxes.

            SECTION 11.4. Increased Costs and Reduced Return. (a) If the adoption of any Applicable Laws and Regulations, or any change in any Applicable Laws and Regulations, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Participant with any request or directive (whether or not having the force or law) of any such authority, central bank regulator or other Governmental Authority or comparable agency shall impose, modify, apply or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Participant or shall impose on any Participant (or its Eurodollar Office) or on the London interbank market any other condition affecting its Loans or Investment Amounts, its Notes or its obligation to make Loans or Investment Amounts and the result of any of the foregoing is to increase the cost to such Participant making or maintaining any Loan or Investment Amounts, or to reduce the amount of any sum received or receivable by such Participant under the Operative Documents or under its Notes with respect thereto, by any amount deemed by such Participant to be material, then, within sixty (60) days after demand by such



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Participant (with a copy to Agent), Lessee shall pay, subject to Section 11.7, to such Participant such additional amount or amounts (with interest or Yield on such Loans, Investment Amounts and additional amounts) as will compensate such Participant for such increased cost or reduction.

            (b) If any Participant shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Participant or its parent could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Participant to be material, then from time to time, within sixty (60) days after demand by such Participant (with a copy to Agent), Lessee shall pay, subject to Section 11.7, to such Participant such additional amount or amounts (with interest or Yield on such Loans, Investment Amounts and additional amounts) as will compensate such Participant for such reduction.

            (c) Each Participant will promptly notify the Lessee and Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Participant to compensation pursuant to this Section 11.4 and will designate a different applicable lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole judgment of such Participant, be otherwise disadvantageous to such Participant. A certificate of any Participant claiming compensation under this
Section 11.4 and setting forth the additional amount or amounts to be paid to it hereunder shall show in reasonable detail the basis for calculating such amount or amounts and shall be conclusive in the absence of manifest error. In determining such amount, such Participant may use any reasonable averaging and attribution methods.

            SECTION 11.5. Eurodollar Rate Illegal, Unavailable or Impracticable. If, on or after the Document Closing Date, the adoption of any Applicable Laws and Regulations, or any change in any Applicable Laws and Regulations, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charted with the interpretation or administration thereof, or compliance by any Participant (or its Eurodollar Lending Office) with any request



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or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Participant (or its Eurodollar lending office) to make, maintain or fund its Eurodollar Loans or Investment Amounts and such Participant shall so notify Agent, Agent shall forthwith give notice thereof to the other Participants and Lessee, whereupon until such Participant notifies Lessee and Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Participant to make Eurodollar Loans and to Fund Investment Amounts shall be suspended. Before giving any notice to Agent pursuant to this Section 11.5, such Participant shall designate a different Eurodollar Lending Office if such designation will avoid the need for giving such notice and will not, in the sole judgment of such Participant, be otherwise disadvantageous to such Participant. If such Participant shall determine that it may not lawfully continue to maintain and fund any of its outstanding Eurodollar Loans or Investment Amounts to maturity and shall so specify in such notice, then the obligations of such Participant to make, continue or maintain any such investment shall, upon such determination, forthwith be suspended until such Participant shall notify Lessee that such circumstances no longer exist, and all Basic Rent (or interest and Yield) allocable to such Participant shall automatically be determined on a Base Rate basis beginning on the next immediately succeeding Payment Date with respect thereto or sooner, if required by such law, assertion or determination.

            SECTION 11.6. Funding Losses. (a) Lessee shall pay to Agent, as additional Rent, such amounts as may be necessary to reimburse any Participant for any loss or expense (including, without limitation, any administration costs) incurred (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Participant to make, continue or maintain any portion of its investment in any Note or Investment on a Eurodollar Rate basis) as a result of (i) the failure of any Advance Date to occur on or before the date specified therefor in the Advance Request therefor or (ii) any payment of all or any portion of the Lease Balance for any reason on a date other than a Payment Date, including, without limitation, by reason of acceleration. Any Participant shall promptly notify Agent in writing of the amount of any claim under this Section 11.6, the reason or reasons therefor and the additional amount required fully to compensate such Participant for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on Lessee.

            (b) If the Lessee (i) makes a payment of Basic Rent or (ii) purchases any Site or Unit of Equipment, in either case,



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resulting in the payment of CP Notes on a date other than the date on which
Commercial Paper matures, at a time when the CP Rate is applicable to the calculation of Basic Rent with respect thereto, the Lessee shall, on written demand by CP Lender (with a copy of such demand to Agent), pay to Agent for the account of CP Lender an amount equal to any loss or expense suffered by CP Lender during the period from the date of receipt of such payment or purchase to (but excluding) the maturity date of such Commercial Paper, if the rate of interest obtainable by CP Lender upon the redeployment of an amount of funds equal to the amount of such payment or purchase is less than the rate of interest applicable to such Commercial Paper. A certificate as to such matters submitted by CP Lender to Lessee shall be, absent manifest error, conclusive and binding.

            SECTION 11.7. Limitations on Amounts Due Under Section 11.4. If any Participant fails to give Lessee any prompt notice required by Section 11.4(c), Lessee shall not be required to indemnify and compensate such Participant or Agent under Section 11.4 for any amounts attributable to the event or factual circumstance required to be disclosed in such notice and arising during or with respect to any period ending more than ninety (90) days before notice thereof has been delivered to Lessee; provided that this Section 11.7 shall in no way limit the right of any Participant or Agent to demand or receive compensation to the extent that such compensation relates to any law, rule, regulation, interpretation, administration, request or directive (or any change therein) which by its terms has retroactive application if such notice is given within ninety (90) days after the date of enactment or effectiveness of such retroactive law, rule, regulation, interpretation, administration, request or directive (or change therein).

            SECTION 11.8. Gross-Up. If an Indemnitee shall not be entitled to a corresponding and equal deduction with respect to any payment or Tax which Lessee is required to pay or reimburse under any other provision of this Article 11 (each such payment or reimbursement under this Article 11, an "original payment") and which original payment constitutes income to such Indemnitee, then Lessee shall pay to such Indemnitee on demand the amount of such original payment on a gross-up basis such that, after subtracting all Taxes imposed on such Indemnitee with respect to such original payment by Lessee (including any Taxes otherwise excluded by Section 11.2(b) and assuming for this purpose that such Indemnitee was subject to taxation at the highest Federal marginal rates applicable to widely held corporations for the year in which such income is taxable and at an assumed state and local income tax rate of 18.58%), such payments shall be equal to the original payment to be received or paid (net of any credits, deductions or other tax benefits then actually recognized that arise from the payment by such



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Indemnitee of any amount, including taxes, for which the payment to be received is made).

            SECTION 11.9. Indemnity for Excessive Use and Sales Below Fair Market Value. If following the application of any amounts payable under Article XXII of the Lease with respect to the remarketing of any Site or Equipment Pool, the Property Balance for such Site or any Equipment Pool shall not have been reduced to zero, then Lessee shall promptly pay over to Agent on the applicable Site Expiration Date or the applicable Equipment Pool Expiration Date, as the case may be, the remaining Property Balance for such Site or such Equipment Pool unless Lessee delivers a report from an appraiser selected by Agent and approved by Lessee, which approval shall not be unreasonably withheld, in form and substance satisfactory to Required Participants and using approved methods satisfactory to Required Participants which establishes that the decline in value of such Site or any Unit of Equipment from (x) in the case of such Site, the aggregate amount anticipated for such date in the Appraisal delivered on the applicable Site Acquisition Date or (y) in the case of any Unit of Equipment, the Equipment Purchase Price related thereto, was not due to any of the following events, circumstances or conditions, whether or not permitted under the Lease: (i) the excessive use of the Equipment, (ii) failure to maintain such Site or Unit of Equipment or any portion thereof in accordance with the Lease or the other Operative Documents, (iii) any Modifications, alterations, restorations, repairs or replacements which reduced the value of such Site or Unit of Equipment (including any change to a Facility resulting from modifications to the Plans and Specifications for a Site provided to the appraiser who prepared the Appraisal delivered on the applicable Site Acquisition Date), (iv) any defect or exception to title of such Site or Unit of Equipment which is not a Permitted Exception or any adverse environmental conditions on, under or adjacent to such Site, whether or not such condition relates to or constitutes a Permitted Hazardous Substance, or (v) any other cause or condition within the power of Lessee to control or affect other than ordinary wear and tear.

            SECTION 11.10. Environmental Indemnity. Without limitation of the other provisions of this Article 11 or under the Unsecured Environmental Indemnities, Lessee agrees to indemnify, hold harmless and defend each Indemnitee from and against any and all Claims (including without limitation third party claims for personal injury or real or personal property damage), losses, damages, liabilities, fines, penalties, charges, administrative and judicial proceedings (including informal proceedings) and orders, judgments, remedial action, requirements, enforcement actions of any kind, and all reasonable and documented costs and expenses incurred in connection therewith (including but not limited to reasonable and documented attorneys' and/or



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
paralegals' fees and expenses), including, but not limited to, all costs incurred in connection with any investigation or monitoring of site conditions or any cleanup, remedial, removal or restoration work by any federal, state or local government agency, arising in whole or in part, out of

                        (a) the presence on, under or around any of the Sites or
            any portion thereof of any Hazardous Substances, or any releases or discharges of any Hazardous Substances on, under, from, onto or around any such Site or any portion thereof,

                        (b) any activity, including, without limitation,
            construction, carried on or undertaken on or off any Site or any portion thereof, and whether by either Lessee or any of its Affiliates or any predecessor in title or any employees, agents, sublessees, contractors or subcontractors of Lessee or any predecessor in title, or any other Persons (including such Indemnitee), in connection with the handling, treatment, removal, storage, decontamination, cleanup, transport or disposal of any Hazardous Substances that at any time are located or present on, under or around or that at any time migrate, flow, percolate, diffuse or in any way move onto or under the Sites or any portion thereof,

                        (c) loss of or damage to any property or the environment
            arising from or in any way related to any Site or Lessee (including, without limitation, cleanup costs, response costs, remediation and removal costs, cost of corrective action, costs of financial assurance, fines and penalties and natural resource damages), or death or injury to any Person, and all expenses associated with the protection of wildlife, aquatic species, vegetation, flora and fauna, and any mitigative action required by or under Environmental Laws, in each case arising from or in any way related to any Site, Lessee or the Overall Transaction,

                        (d) any claim concerning lack of compliance with
            Environmental Laws, or any act or omission causing an environmental condition that requires remediation or would allow any Governmental Authority to record a Lien against any Site or any portion thereof, or

                        (e) any residual contamination on or under any of the
            Sites, or affecting any natural resources, and any contamination of any property or natural resources arising in connection with the generation, use, handling, storage, transport or disposal of any such Hazardous Substances, in each case arising from or in any way related to any Site, Lessee or the Overall Transaction, and irrespective of whether any of such activities were or will be undertaken in accordance with applicable laws, regulations, codes and ordinances;

provided, however, that Lessee shall not be required to indemnify any Indemnitee under this Section 11.10 for any Claim to the extent resulting from the willful misconduct or gross negligence of such Indemnitee.


                                   ARTICLE 12.

                                      AGENT

            SECTION 12.1. Appointment of Agent; Powers and Authorization to Take Certain Actions.

                        (a) Each Participant irrevocably appoints and authorizes Credit Suisse First Boston to act as its agent hereunder, with such powers as are specifically delegated to Agent by the terms hereof, together with such other powers as are reasonably incidental thereto. Each Participant authorizes and directs Agent to, and Agent agrees for the benefit of the Participant, that, on the Document Closing Date and each Advance Date it will accept the documents described in Article 6 of this Participation Agreement. Agent accepts the agency hereby created applicable to it and agrees to receive all payments and proceeds pursuant to the Operative Documents and disburse such payments or proceeds in accordance with the Operative Documents. Agent shall have no duties or responsibilities except those expressly set forth in the Loan Agreement and this Participation Agreement. Agent shall not be responsible to any Participant (or to any other Person) (i) for any recitals, statements, representations or warranties of any party contained in the Loan Agreement, this Participation Agreement, or in any certificate or other document referred to or provided for in, or received by any of them under, the Operative Documents, other than the representations and warranties made by Agent in Section 8.3, or (ii) for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Collateral or the title thereto (subject to Agent's obligations under Section 8.3) or of the Loan Agreement or any other document referred to or provided for therein or (iii) for any failure by any Lessee, Lessor or any other third party (other than Agent) to perform any of its obligations under any Operative Document. Agent may employ agents, trustees or attorneys-in-fact, may vest any of them with any property, title, right or power deemed necessary for the purposes of such appointment and shall not be responsible for the negligence or misconduct of any of them selected by it with reasonable care. Neither Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder, or in connection



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herewith, except for its or their own gross negligence or willful misconduct or its failure to handle funds hereunder and under the other Operative Documents with ordinary care or, if stricter, the same care as Agent uses in handling its own funds.

                        (b) Agent shall not have any duty or obligation to manage, control, use, operate, store, lease, sell, dispose of or otherwise deal with the Leased Property, any Collateral or the Lease, or to otherwise take or refrain from taking any action under, or in connection with, this Participation Agreement or any related document to which Agent is a party, except as expressly provided by the terms hereof, and no implied duties of any kind shall be read into any Operative Document against Agent. The permissive right of Agent to take actions enumerated in this Participation Agreement or any other Operative Document shall never be construed as a duty, unless Agent is instructed or directed to exercise, perform or enforce one or more rights by the Required Participants (provided that Agent has received indemnification reasonably satisfactory to it). Subject to Section 12.1(c) below, no provision of the Operative Documents shall require Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its obligations under the Operative Documents, or in the exercise of any of its rights or powers thereunder. It is understood and agreed that the duties of Agent are ministerial in nature.

                        (c) Except as specifically provided herein, Agent is acting hereunder solely as agent and, except as specifically provided herein, is not responsible to any party hereto in its individual capacity, except with respect to any claim arising from Agent's gross negligence or willful misconduct or any breach of a representation or covenant made in its individual capacity.

                        (d) Agent may accept deposits from, lend money to and otherwise deal with Lessee or any of its Affiliates with the same rights as it would have if it were not the named Agent hereunder.

            SECTION 12.2. Reliance. Agent may rely upon, and shall not be bound or obligated to make any investigation into the facts or matters stated in, any certificate, notice or other communication (including any communication by telephone, telecopy, telex, telegram or cable) reasonably believed by it to be genuine and correct and to have been made, signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Agent with due care (including any expert selected by Agent to aid Agent in any calculations required in connection with its duties under the Operative Documents). Any provision of this Agreement that requires the approval of Agent to its satisfaction or sole discretion or otherwise with respect to any matter shall not require Agent to take any action with respect to such matter without the approval or direction of Participants or Required Participants, as the case may be.

            SECTION 12.3. Action Upon Instructions Generally. Subject to Sections 12.4 and 12.6, upon written instructions of the Required Participants, Agent shall, on behalf of the Participants, give such notice or direction, exercise such right, remedy or power hereunder or in respect of the Leased Property, and give such consent or enter into such amendment to any document to which it is a party as Agent as may be specified in such instructions. Agent shall deliver to each Participant a copy of each notice, report and certificate received by Agent pursuant to the Operative Documents. Agent shall have no obligation to investigate or determine whether there has been a Lease Event of Default or a Lease Default. Agent shall not be deemed to have notice or knowledge of a Lease Event of Default or Lease Default unless a Responsible Officer of Agent is notified in writing of such Lease Event of Default or Lease Default; provided that Agent shall be deemed to have been notified in writing of any failure of Lessee to pay Rent in the amounts and at the times set forth in
Article III of the Lease. If Agent receives notice of a Lease Event of Default, Agent shall give prompt notice thereof, at Lessee's expense, to each Participant. Subject to Sections 12.4, 12.6 and 13.5, Agent shall take action or refrain from taking action with respect to such Lease Event of Default as directed by the Required Participants or, in the case of a Payment Default, as directed by any Participant; provided, however, that Agent shall take action or refrain from taking action with respect to Section 6.1 of the Pledge Agreement as directed by the Required Lenders; and provided, further, that, unless and until Agent receives such directions, Agent may refrain from taking any action, or may act in its discretion, with respect to such Lease Event of Default or Payment Default. Notwithstanding the foregoing, in exercising the remedies of Participants and Agent hereunder and the other Operative Documents upon a Lease Event of Default, Agent shall proceed against the Securities Collateral concurrently with remedies being conducted with respect to the other Collateral to the extent that Agent determines, based on advice of counsel, that such concurrent action does not adversely affect the Participants' rights with respect to the other Collateral. Prior to the date the Lease Balance shall have become due and payable by acceleration pursuant to Section 17.2 of the Lease, the Required Participants may deliver written instructions to Agent to waive, and Agent shall waive pursuant thereto, any Lease Event of Default and its consequences; provided that in the absence of written instructions from all Participants, Agent shall not waive any (i) Payment Default or (ii) covenant or provision which, under Section 13.5, cannot be modified or amended without the consent of all Participants. As to any matters not expressly provided for by this Participation Agreement, Agent shall in all



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
cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Participants and such instructions of the Required Participants and any action taken or failure to act pursuant thereto shall be binding on each Participant.

            SECTION 12.4. Indemnification. (a) Each Participant shall reimburse and hold Agent harmless, ratably in accordance with its Commitment at the time the indemnification is required to be given, (but only to the extent that any such indemnified amounts have not in fact been paid to Agent by, or on behalf of, Lessee in accordance with Section 11.1) from any and all claims, losses, damages, obligations, penalties, liabilities, demands, suits, judgments, or causes of action, and all legal proceedings, and any reasonable costs or expenses in connection therewith, including allocated charges, costs and expenses of internal counsel of Agent and all other reasonable attorneys' fees and expenses incurred by Agent, in any way relating to or arising in any manner out of (i) any Operative Document, the enforcement hereof or thereof or the consummation of the transactions contemplated thereby, or (ii) instructions from the Required Participants (including, without limitation, the costs and expenses that Lessee is obligated to and does not pay hereunder, but excluding normal administrative costs and expenses incident to the performance by Agent of its agency duties hereunder other than materially increased administrative costs and expenses incurred as a result of a Lease Event of Default); provided that no Participant shall be liable for any of the foregoing to the extent they arise from (a) the gross negligence or willful misconduct of Agent, (b) the inaccuracy of any representation or warranty or breach of any covenant given by Agent in
Section 8.3 or in the Loan Agreement, (c) in the case of Agent's handling of funds, the failure to act with the same care as Agent uses in handling its own funds or (d) any taxes, fees or other charges payable by Agent based on or measured by any fees, commissions or compensation received by it for acting as Agent in connection with the transactions contemplated by the Operative Documents.

                        (b) Notwithstanding anything to the contrary contained in this Participation Agreement, CP Lender's obligation (i) to provide indemnity pursuant to Section 12.4(a) or (ii) to pay any sums due and owing to Lessee shall be payable by CP Lender solely from excess cash flow from CP Lender's operations which it is not otherwise required to repay when due under CP Notes issued by CP Lender. Notwithstanding the foregoing, to the extent a CP Loan is Funded by CP Lender, CP Administrative Agent shall remain obligated for all obligations under this Participation Agreement to the Agent, the other Participants and Lessee. The Agent may continue to deal solely and directly with CP Administrative Agent.

            SECTION 12.5. Independent Credit Investigation. Each Participant by entering into this Participation Agreement agrees that it has, independently and without reliance on Agent or any other Participant and based on such documents and information as it has deemed appropriate, made its own credit analysis of Lessee and its own decision to enter into this Participation Agreement and each of the other Operative Documents to which it is a party and that it will, independently and without reliance upon Agent or any other Participant and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking action under this Participation Agreement and any related documents to which it is a party. Agent shall not be required to keep itself informed as to the performance or observance by Lessee of any other document referred to (directly or indirectly) or provided for herein or to inspect the properties or books of Lessee. Except for notices or statements which Agent is expressly required to give under this Participation Agreement and for notices, reports and other documents and information expressly required to be furnished to Agent alone (and not also to each Participant, it being understood that Agent shall forward copies of same to each Participant) hereunder or under any other Operative Document, Agent shall not have any duty or responsibility to provide any Participant with copies of notices or with any credit or other information concerning the affairs, financial condition or business of Lessee (or any of its Affiliates) that may come into the possession of Agent or any of its Affiliates.

            SECTION 12.6. Refusal to Act. Except for notices and actions expressly required of Agent hereunder and except for the performance of its covenants in Section 8.3, Agent shall in all cases be fully justified in failing or refusing to act unless (a) it is indemnified to its reasonable satisfaction by the Participants, subject to the terms of Section 12.4(b) above, against any and all liability and reasonable expense which may be incurred by it by reason of taking or continuing to take any such action (provided that such indemnity shall not be required to extend to liability or expense arising from any matter described in clauses (a) through (d) of the proviso of Section 12.4(a), it being understood that no action taken by Agent in accordance with the instructions of the Required Participants shall be deemed to constitute any such matter) and (b) it is reasonably satisfied that such action is not contrary to any Operative Document or to any Applicable Laws and Regulations.

            SECTION 12.7. Resignation or Removal of Agent; Appointment of Successor. Subject to the appointment and acceptance of a successor Agent as provided below, Agent may resign at any time by giving notice thereof to each Lessor and Lessee or may be removed at any time by written notice from Required Participants. Upon any such resignation or removal, Required Participants at



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
the time of the resignation or removal shall have the right to appoint a successor Agent with, if there exists no Lease Default or Event of Default, the consent of Lessee, which consent shall not be unreasonably withheld, which shall be a financial institution having a combined capital, surplus and undivided profits of not less than $100,000,000. If, within 30 calendar days after the retiring Agent's giving of notice of resignation or receipt of a written notice of removal, a successor Agent is not so appointed and does not accept such appointment, then the retiring or removed Agent may appoint a successor Agent with, if there exists no Lease Default or Event of Default, the consent of Lessee, which consent shall not be unreasonably withheld, and transfer to such successor Agent all rights and obligations of the retiring Agent. Such successor Agent shall be a financial institution having combined capital, surplus and undivided profits of not less than $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent and the retiring or removed Agent shall be discharged from duties and obligations as Agent thereafter arising hereunder and under any related document. If the retiring Agent does not appoint a successor, any Participant shall be entitled to apply to a court of competent jurisdiction for such appointment, and such court may thereupon appoint a successor to act until such time, if any, as a successor shall have been appointed as above provided.

            SECTION 12.8. Separate Agent. From time to time, (x) the Required Participants may, and if they fail to do so at any time when they are so required, Agent may, for the purpose of meeting any legal requirements of any jurisdiction in which the Collateral may be located, and (y) the Agent may, in the case of either clause (x) or (y) appoint one or more individuals or corporations either to act as co-agent jointly with Agent or to act as separate agent of all or any part of the Collateral, and vest in such individuals or corporations, in such capacity, such title to such Collateral, or any part thereof, and such rights or duties as Agent may consider necessary or desirable. Agent shall not be required to qualify to do business in any jurisdiction where it is not now so qualified. Agent shall execute, acknowledge and deliver all such instruments as may be required by any such co-agent or separate agent more fully confirming such title, rights or duties to such co-agent or separate agent. Upon the acceptance in writing of such appointment by any such co-agent or separate agent, it, she or he shall be vested with such interest in the Collateral or any part thereof, and with such rights and duties, not inconsistent with the provisions of the Operative Documents, as shall be specified in the instrument of appointment, jointly with Agent (except insofar as local law makes it necessary for any such co-agent or separate agent to act



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alone), subject to all terms of the Operative Documents. Any co-agent or separate agent, to the fullest extent permitted by legal requirements of the relevant jurisdiction, at any time, by an instrument in writing, shall constitute Agent its attorney-in-fact and agent, with full power and authority to do all acts and things and to exercise all discretion on its behalf and in its name. If any co-agent or separate agent shall die, become incapable of acting, resign or be removed, the interest in the Collateral and all rights and duties of such co-agent or separate agent shall, so far as permitted by law, vest in and be exercised by Agent, without the appointment of a successor to such co-agent or separate agent.

            SECTION 12.9. Termination of Agency. The agency created hereby shall terminate upon the final disposition by Agent of all Collateral at any time subject hereto and the final distribution by Agent of all monies or other property or proceeds received pursuant to the Lease in accordance with their terms; provided, that at such time Lessee shall have complied fully with all the terms hereof.

            SECTION 12.10. Compensation of Agency. Lessee shall pay Agent its reasonable fees, costs and expenses for the performance of Agent's obligations hereunder.

            SECTION 12.11. Limitations. It is expressly understood and agreed by and among the parties hereto that, except as otherwise provided herein or in the other Operative Documents: (a) this Participation Agreement and the other Operative Documents to which Agent is a party are executed by Agent, not in its individual capacity (except with respect to the representations and covenants of Agent in Section 8.3), but solely as Agent under the Operative Documents in the exercise of the power and authority conferred and vested in it as such Agent;
(b) each and all of the undertakings and agreements herein made on the part of Agent are each and every one of them made and intended not as personal undertakings and agreements by Agent, or for the purpose or with the intention of binding Agent personally, but are made and intended for the purpose of binding only the Collateral unless expressly provided otherwise; (c) actions to be taken by Agent pursuant to its obligations under the Operative Documents may, in certain circumstances, be taken by Agent only upon specific authority of the Participants; (d) nothing contained in the Operative Documents shall be construed as creating any liability on Agent, individually or personally, or any incorporator or any past, present or future subscriber to the capital stock of, or stockholder, officer or director, employee or agent of, Agent to perform any covenants either express or implied contained herein, all such liability, if any, being expressly waived by the other parties hereto and by any Person claiming by, through or under them; and (e) so far as Agent,



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individually or personally, is concerned, the other parties hereto and any
Person claiming by, through or under them shall look solely to the Collateral and Lessee for the performance of any obligation under any of the instruments referred to herein; provided, however, that nothing in this Section 12.11 shall be construed to limit in scope or substance the general corporate liability of Agent in respect of its gross negligence or willful misconduct or those representations, warranties and covenants of Agent in its individual capacity set forth herein or in any of the other agreements contemplated hereby.


                                   ARTICLE 13.

                                  MISCELLANEOUS

            SECTION 13.1. Survival of Agreements. The representations, warranties, covenants, indemnities and agreements of the parties provided for in the Operative Documents, and the parties' obligations under any and all thereof, shall survive the execution and delivery and the termination or expiration of this Agreement and any of the Operative Documents, including the termination of the Lease with respect to any Leased Property, the transfer or disposition of any interest in the Leased Property to or by Lessor as provided herein or in any other Operative Documents (and shall not be merged into the Deeds, Bills of Sale or any other conveyance or transfer document), the purchase and sale of the Notes or Lessor's interest as Lessor or its Investment, payment therefor and any disposition thereof and shall be and continue in effect notwithstanding any investigation made by any party hereto or to any of the other Operative Documents and the fact that any such party may waive compliance with any of the other terms, provisions or conditions of any of the Operative Documents.

            SECTION 13.2. No Broker, etc. Except for Lessee's dealing with Credit Suisse First Boston and any of its Affiliates and The Staubach Company, each of the parties hereto represents to the others that it has not retained or employed any broker, finder or financial advisor to act on its behalf in connection with the Overall Transaction, nor has it authorized any broker, finder or financial adviser retained or employed by any other Person so to act, nor has it incurred any fees or commissions to which any party hereto might be subjected by virtue of its entering into the transactions contemplated by this Agreement. Credit Suisse First Boston's sole compensation for acting hereunder other than as Agent and Participant is the receipt of the amounts, including reimbursement of expenses, provided for in the Operative Documents and the Arrangement Fee. Any party who is in breach of this representation shall indemnify and hold the other parties harmless from and against any liability arising out of such breach of this representation.

            SECTION 13.3. Notices. Unless otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be made in writing and shall be deemed to have been given
(i) in the case of notice by letter, the earlier of when delivered to the addressee by hand or courier if delivered on a Business Day and, if not delivered on a Business Day, the first Business Day thereafter or on the third Business Day after depositing the same in the mails, registered or certified mail, postage prepaid, return receipt requested, addressed as provided on
Schedule II hereto, and (ii) in the case of notice by facsimile or bank wire, when receipt is confirmed if delivered on a Business Day and, if not delivered on a Business Day, the first Business Day thereafter, addressed as provided on
Schedule II hereto, or to such other address as any of the parties hereto may designate by written notice. Copies of all notices given by facsimile or bank wire shall be contempo raneously sent by overnight courier.

            SECTION 13.4. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same agreement.

            SECTION 13.5. Amendments. Neither this Agreement nor any of the other Operative Documents nor any of the terms hereof or thereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification shall be sought; provided, however, that no such amendment, supplement, waiver or modification shall amend, supplement, waive or modify any provision of this Participation Agreement limiting rights of any Person against CP Lender, the extent of the CP Lender Availability or CP Lender's right to make a CP Loan without the written consent of CP Administrative Agent; and no such termination, amendment, supplement, waiver or modification shall be effective unless a signed copy thereof shall have been delivered to Lessee and Agent. Lessor and Lessee shall not be permitted to amend, modify or supplement the Lease without the written consent of Agent and Required Lenders; provided, that without the prior written consent of each Lender and Agent, Lessor shall not:

                        (a) modify any of the provisions of this Section 13.5,
            change the definition of "Required Lenders" or "Required Participants", or modify or waive any provision of any Operative Document requiring action by any of the foregoing, or release any collateral (except as otherwise specifically provided in any Operative Document);

                        (b) reduce the amount or change the time of payment of
            any amount of principal owing or interest owing or payable on any Note;

                        (c) modify, amend, waive or supplement any of the
            provisions of Articles XV, XVII, XX and XXII of the Lease;

                        (d) reduce, modify, amend or waive any indemnities in
            favor of any Lender or Agent;

                        (e) reduce the amount or change the time of payment of
            Rent or the Lease Balance;

                        (f) consent to any assignment of the Lease releasing
            Lessee from its obligations to pay Rent or the Lease Balance or changing the absolute and unconditional character of such obligations; or

                        (g) permit the creation of any Lien on the Collateral or
            any part thereof except as contemplated by the Operative Documents, or deprive any Lender of the benefit of the security interest and lien secured by the Collateral.

            SECTION 13.6. Headings, etc. The Table of Contents and headings of the various Articles and Sections of this Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

            SECTION 13.7. Parties in Interest. Except as expressly provided herein, none of the provisions of this Agreement is intended for the benefit of any Person except the parties hereto, their successors and permitted assigns.

            SECTION 13.8. GOVERNING LAW. THIS AGREEMENT AND EACH OTHER OPERATIVE DOCUMENT HAS BEEN DELIVERED IN NEW YORK AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND EACH OTHER OPERATIVE DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF NEW YORK, INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW BUT EXCLUDING ALL OTHER CHOICE OF LAWS AND CONFLICTS RULES OF SUCH STATE, EXCEPT THAT THE PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE SECURITY INTEREST IN EQUIPMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH,
SECTION 9- 103(1)(B) OF THE NEW YORK UCC AND THAT THE CREATION, PERFECTION AND ENFORCEMENT OF THE LIEN ON A SITE SHALL BE GOVERNED BY THE LAWS OF THE JURISDICTION IN WHICH SUCH SITE IS LOCATED.

            SECTION 13.9. Payment of Transaction Expenses and Other Costs.

                        (a)  Transaction Expenses.  Except as provided in
Section 6.1(d), whether or not the transactions contemplated hereby and by the other Operative Documents are consummated, Lessee shall promptly pay within thirty (30) days of receiving an invoice therefor the Transaction Expenses directly or furnish Agent funds sufficient to, and Agent shall make payment of such portion to the Person or Persons entitled to such payment upon receipt of such funds from Lessee and presentation to Agent of bills or invoices for the amount of such payment.

                        (b) Continuing Expenses. Lessee shall pay the fees specified in the Fee and Yield Letter to Agent as Supplemental
Rent.

                        (c) Amendments, Supplements and Appraisal. Without limitation of the foregoing, Lessee agrees to pay to Agent, Lessor and Participants all reasonable costs and expenses (including reasonable legal fees and expenses) incurred by any of them in connection with: (i) the considering, evaluating, investigating, negotiating and entering into or giving or withholding of any amendments or supplements or waivers or consents with respect to any Operative Document; (ii) any Casualty or termination of the Lease or any other Operative Document; (iii) the negotiation and documentation of any restructuring or "workout," whether or not consummated, of any Operative Document; (iv) the enforcement of the rights or remedies under the Operative Documents; and (v) any transfer by Agent, Lessor or a Participant of any interest in the Operative Documents during the continuance of an Event of Default.

            SECTION 13.10. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            SECTION 13.11. Liabilities of Lenders. No Lender shall have any obligation to any other Lender or to Lessee or Agent with respect to the transactions contemplated by the Operative Documents except those obligations of such Lender expressly set forth in the Operative Documents or except as set forth in the instruments delivered in connection therewith, and no Lender shall be liable for performance by any other party hereto of such other party's obligations under the Operative Documents except as otherwise so set forth.

            SECTION 13.12. Liabilities of Agent. Agent shall have no duty, liability or obligation to any party to this Agreement with respect to the transactions contemplated hereby except those duties, liabilities, or obligations expressly set forth in this Agreement or the Loan Agreement, and any such duty, liability or obligation of Agent shall be as expressly limited by this Agreement, the Loan Agreement, or the other Operative Documents as the case may be.

            SECTION 13.13. Lessor Obligations Nonrecourse; Payment from Certain Lease and Guarantee Obligations and Certain Proceeds of Leased Property Only. All payments to be made by Lessor in respect of the Loans, the Notes and the Loan Agreement shall be made only from certain payments received under the Lease and the Note Guarantee and certain proceeds of the Leased Property and only to the extent that Lessor or Agent shall have received sufficient payments from such sources to make payments in respect of the Loans. Each Lender agrees that it will look solely to such sources of payments to the extent available for distribution to such Lender as herein provided and that neither Lessor nor Agent is or shall be personally liable to any Lender for any amount payable hereunder or under any Note. Nothing in the Loan Agreement, the Notes or any other Operative Document shall be construed as creating any liability (other than for willful misconduct or gross negligence) of Lessor in its individual capacity to pay any sum or to perform any covenant, either express or implied, in the Loan Agreement, the Notes or any other Operative Documents (all such liability, if any, being expressly waived by Lenders and Agent) and that each Lender and Agent, on behalf of itself and its successors and assigns, agrees in the case of any liability of Lessor hereunder or thereunder (except for such liability attributable to its willful misconduct or gross negligence) that it will look solely to those certain payments received under the Lease and the Note Guarantee and those certain proceeds of the Leased Property, provided, however, that Lessor in its individual capacity shall in any event be liable with respect to
(i) the removal of Lessor Liens resulting from claims against or acts or breaches by Lessor in each case in its individual capacity or involving its gross negligence or willful misconduct or (ii) failure to turn over payments (other than Excepted Payments) to Agent as required by the terms of the Operative Documents; and provided further that the foregoing exculpation of Lessor shall not be deemed to be exculpations of Lessee or any other Person.

            SECTION 13.14. Consideration for Consents to Waivers and Amendments. Lessee hereby agrees that it will not, and that it will not permit any of its Affiliates to, offer or give any consideration or benefit of any kind whatsoever to any Participant in connection with, in exchange for, or as an inducement to, such Participant's consent to any waiver in respect of, any modification or amendment of, any supplement to, or any other consent or approval under, any Operative Document unless such consideration or benefit is offered ratably to all Participants.

            SECTION 13.15. Payment Directions. It is understood and agreed that during the Term, for administrative convenience and notwithstanding the terms and provisions of the Lease or any Loan Document, Lessee will pay all amounts due Lessor under the Lease and this Agreement, on behalf of Lessor, to or at the direction of Agent (which direction may change from time to time, so long as such direction does not require Lessee to make any payment due on any date to more than one Person) for application in accordance with the terms of Article V of the Loan Agreement.

            SECTION 13.16. Role of Arranger and its Affiliates. Each party hereto acknowledges hereby that it is aware of the fact that Credit Suisse First Boston has acted as an "arranger" with respect to the transactions contemplated by the Operative Documents in addition to being a Lender and Agent and that, as of the Document Closing Date, its Affiliate, Credit Suisse Leasing 92A, L.P. is Lessor. Each party releases Credit Suisse First Boston and its Affiliates from any liability as a result of their acting simultaneously and in their combined role as an "arranger", as Agent, as Lessor and as a Lender. The foregoing release shall not limit the obligations or rights of Agent under the Operative Documents, which obligations and rights of Agent shall be governed by Article 12.

            SECTION 13.17. Notices to Lessor under Loan Agreement. Notwithstanding anything to the contrary in the Loan Agreement, the Lenders and Lessee hereby agree that any notice or demand to be delivered to or made on Lessor pursuant to Section 7.2 of the Loan Agreement shall, so long as no Lease Event of Default is continuing, be delivered directly to or made on Lessee, with a copy to Lessor, and Lessee shall be entitled to any rights inuring to Lessor in respect thereof.

            SECTION 13.18.  Submission to Jurisdiction; Waivers.

                        (a) Each party hereto irrevocably and unconditionally:

                        (i) submits for itself and its property in any legal
            action or proceeding relating to this Agreement or any other Operative Document, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                        (ii) consents that any such action or proceedings may be
            brought to such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                        (iii) agrees that service of process in any such action
            or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address set forth on
            Schedule II or at such other address of which the other parties hereto shall have been notified pursuant to Section 13.3; and

                        (iv) agrees that nothing herein shall affect the right
            to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

                        (b) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THE OPERATIVE DOCUMENTS AND FOR ANY COUNTERCLAIM THEREIN.

            SECTION 13.19. No Proceedings. Each of Lessee, Lessor, the Eurodollar Lenders and Agent hereby agrees that it shall not institute against, or join any other Person in instituting against, CP Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceedings under any Federal or state bankruptcy or similar law, for one year and a day after the latest maturing CP Note issued by CP Lender is paid. This
Section 13.19 shall survive termination of this Participation Agreement.

            SECTION 13.20. Final Agreement. THIS AGREEMENT, TOGETHER WITH THE LEASE, THE LOAN DOCUMENTS, THE OTHER OPERATIVE DOCUMENTS AND OTHER DOCUMENTS EXECUTED IN CONNECTION HEREWITH OR THEREWITH REPRESENT THE ENTIRE FINAL AGREEMENT BETWEEN THE PARTIES HERETO WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREIN AND CANNOT BE MODIFIED, SUPPLEMENTED, AMENDED, RESCINDED OR CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES HERETO.

            SECTION 13.21. Confidentiality. Each Participant and Agent agrees severally but not jointly (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with safe and sound banking practices, any non-public information supplied to it by Lessee pursuant to this Agreement which is identified by Lessee as being confidential at the time the same is delivered to such Participant or Agent, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or, upon prompt prior written notice to Lessee (to the extent permitted by law), by judicial process, (ii) to counsel for any of Participants or Agent, (iii) to bank examiners, auditors or accountants, (iv) in connection with any litigation to which any one or more of Participants is a party, provided that Lessee has been given prompt prior written notice (to the extent permitted by law) of such proposed disclosure or
(v) to any Participant (or prospective Participant) so long as such Assignee or Participant (or Prospective Assignee or Participant) agrees in writing to be bound by the terms of this Section 13.21; and provided further that in no event shall any Participant or Agent be obligated or required to return any materials furnished by Lessee.


                            [SIGNATURE PAGES FOLLOW]

            IN WITNESS WHEREOF, the parties hereto have caused this Participation Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.


                     APPLIED MATERIALS, INC., AS LESSEE AND
                     CONSTRUCTION AGENT



                       By:/s/ GERALD F. TAYLOR
                              --------------------------------
                       Name:  Gerald F. Taylor
                       Title: Senior Vice President and
                              Cheif Financial Officer


                       By:/s/ NANCY H. HANDEL
                              --------------------------------
                       Name:  Nancy H. Handel
                       Title: Vice President,
                              Corporate Finance and Treasurer




                                             S-1    PARTICIPATION AGREEMENT

                       CREDIT SUISSE LEASING 92A, L.P., AS
                       LESSOR AND BORROWER

                       By:   CREDIT SUISSE FIRST BOSTON, acting
                             through its New York Branch, as
                             General Partner



                      By:/s/ CARL WEATHERLEY-WHITE
                             ----------------------------------
                      Name:  Carl Weatherley-White
                      Title: Vice President



                      By:/s/ MATT MOSER
                             ----------------------------------
                      Name:  Matt Moser
                      Title: Associate



                                       S-2              PARTICIPATION AGREEMENT

                      GREENWICH FUNDING CORPORATION,
                      AS CP LENDER

                      By:   CREDIT SUISSE FIRST BOSTON, acting
                            through its New York Branch, as
                            Attorney-in-fact



                      By:/s/ THOMAS MEIER
                             ----------------------------------
                      Name:  Thomas Meier
                      Title: Vice President



                      By:/s/ ALBERTO ZONCA
                             ----------------------------------
                      Name:  Alberto Zonca
                      Title: Associate



                                                S-3      PARTICIPATION AGREEMENT

                      CREDIT SUISSE FIRST BOSTON, ACTING
                      THROUGH ITS NEW YORK BRANCH, AS AGENT



                      By:/s/ CARL WEATHERLEY-WHITE
                             -----------------------------------
                      Name:  Carl Weatherley-White
                      Title: Vice President

                      By:/s/ MATT MOSER
                             -----------------------------------
                      Name:  Matt Moser
                      Title: Associate




                                      S-4               PARTICIPATION AGREEMENT

                    BANQUE NATIONALE DE PARIS, AS EURODOLLAR
                    LENDER



                     By:/s/ RAFAEL C. LUMANLAN     CHARLES H. DAY
                           __________________________________________________
                    Name:   Rafael C. Lumanlan     Charles H. Day
                    Title:  Vice President         Assistant Vice President


                                    S-5                  PARTICIPATION AGREEMENT

                    CREDIT SUISSE FIRST BOSTON, AS
                    EURODOLLAR LENDER



                    By:/s/ CARL WEATHERLEY-WHITE
                           ----------------------------------
                    Name:  Carl Weatherley-White
                    Title: Vice President



                    By:/s/ MATT MOSER
                           ----------------------------------
                    Name:  Matt Moser
                    Title: Associate



                                       S-6               PARTICIPATION AGREEMENT

                     MELLON BANK, N.A., AS EURODOLLAR LENDER



                     By:/s/ EDWIN H. WIEST
                            -----------------------------------
                     Name:  Edwin H. Wiest
                     Title: First Vice President



                                    S-7                  PARTICIPATION AGREEMENT

                     UNION BANK OF CALIFORNIA, N.A. AS
                     EURODOLLAR LENDER



                     By:/s/ WANDA HEADRICK
                           -----------------------------------
                     Name:  Wanda Headrick
                     Title: Vice President




                                       S-8               PARTICIPATION AGREEMENT

                                   SCHEDULE I

                            Participants' Commitments

                                                                      Commitment
Participant                                         Commitments       Percentage
-----------                                         -----------       ----------
Eurodollar Lenders:
Banque Nationale de        Tranche A Loan
Paris                      Commitment:            $14,455,670.10       22.2566%

                           Tranche B Loan
                           Commitment:            $ 2,644,329.90         4.0713%


Mellon Bank, N.A.          Tranche A Loan
                           Commitment:            $12,976,288.66        19.9789%


                           Tranche B Loan
                           Commitment:            $ 2,373,711.34         3.6547%



Union Bank of              Tranche A Loan
California, N.A.           Commitment:            $12,976,288.66        19.9789%



                           Tranche B Loan
                           Commitment:             $2,373,711.34         3.6547%




Credit Suisse First        Tranche A Loan
Boston                     Commitment:            $12,850,752.58        19.7856%



                           Tranche B Loan
                           Commitment:             $2,350,747.42         3.6193%


Lessor:

Credit Suisse Leasing      Investment
92A, L.P.                  Amount
                           Commitment:               $1,948,500             3.0%





                                    S-9                  PARTICIPATION AGREEMENT

                                   SCHEDULE II

                   Notice Information and Funding Offices


AMAT:              Applied Materials, Inc.
                   3050 Bowers Avenue, M/S 2036
                   Santa Clara, CA  95050

                   Attention:    Craig Garber
                                 Assistant Treasurer and
                                 Director of Treasury Operations

                   Telephone: (408) 748-5032
                   Facsimile: (408) 986-7825

                   with a copy to:

                   Applied Materials, Inc.
                   3050 Bowers Avenue, M/S 2036
                   Santa Clara, CA  95050

                   Attention:    Diane Gale
                                 Senior Treasury Manager
                                 Cash and Global Markets

                   Telephone: (408) 235-6663
                   Facsimile: (408) 986-7825

Lessor             Credit Suisse Leasing 92A, L.P.
                   11 Madison Avenue
                   19th Floor
                   New York, NY  10010-3629

                   Attention:  Director

                   Telephone:  (212) 325-9138
                   Facsimile:  (212) 325-8094


Agent:             Credit Suisse First Boston, acting through its New
                   York Branch
                   11 Madison Avenue
                   19th Floor
                   New York, NY  10010-3629

                   Attention:  Diane Albanese

                   Telephone:  (212) 325-9935
                   Facsimile:  (212) 325-8304

CP Lender:         Greenwich Funding Corporation
                   11 Madison Avenue
                   19th Floor
                   New York, NY  10010-3629

                   Attention:  Thomas Meier

                   Telephone:  (212) 325-9077
                   Facsimile:  (212) 325-6677


Eurodollar
Lenders:           Banque Nationale de Paris
                   180 Montgomery Street
                   San Francisco, CA  94104

                   Attention (Credit):  Rafael Lumanlan, Vice
                   President

                   Telephone:  (415) 956-0707
                   Facsimile:  (415) 296-8954

                   Attention (Operations):  Donald A. Hart, Treasurer

                   Telephone:  (415) 956-2511
                   Facsimile:  (415) 989-9041

                   Funding Office:     Banque Nationale de Paris, San
                                       Francisco Branch
                                       180 Montgomery Street
                                       San Francisco, CA  94104

                   Telephone:  (415) 956-0707
                   Facsimile:  (415) 296-8954

                   Wire Transfer Instructions:
                        Pay to Federal Reserve Bank of San Francisco
                        For the Account of Banque Nationale de Paris, San Francisco Branch
                        ABA No. 121027234
                        Reference:  Applied Materials Lease

                   Mellon Bank, N.A.
                   Three Mellon Bank Center
                   23rd Floor, Loan Administration
                   Pittsburgh, PA  15259

                   Attention (Credit Issues):  Edwin H. Wiest
                                               435 Tasso Street
                                               Suite 100
                                               Palo Alto, CA  94301

                   Telephone:  (415) 326-3005, Ext. 223
                   Facsimile:  (415) 326-2382

                   Attention (Administration/Operations):
                           Mr. Damon Carr

                   Telephone:  (412) 234-1872
                   Facsimile:  (412) 236-2027

                   Wire Transfer Instructions:
                               Mellon Bank, N.A.
                               ABA No. 043000261
                               Loan Administration
                               Further credit to Credit Suisse Leasing 92A,
                               L.P., Account No. 990873800


                   Union Bank of California, N.A.
                   400 California Street
                   17th Floor
                   San Francisco, CA  94104

                   Attention (Credit Contact/Documentation):
                               Wanda Headrick, Vice President

                   Telephone:  (415) 765-3003
                   Facsimile:  (415) 765-2634

                   Attention (Administrative/Operational):
                               Stacie Burks-Garcia

                   Telephone:  (415) 765-3641
                   Facsimile:  (415) 765-2634

                   Wire Transfer Instructions:
                               Union Bank of California, N.A.
                               San Francisco, CA
                               ABA No. 1220-0049-6
                               For credit to Corporate Note Department
                               Account No. 001-2060232
                               Reference:  Applied Materials, Inc.


                   Credit Suisse First Boston
                   11 Madison Avenue
                   19th Floor
                   New York, NY  10010-3629

                   Attention:  Diane Albanese

                   Telephone:  (212) 325-9935
                   Facsimile:  (212) 325-8304

                   Wire Transfer Instructions:
                               Credit Suisse First Boston
                               ABA No. 026009179
                               Reference:  Applied Materials, Inc.

                                  SCHEDULE III

                             Filings and Recordings


            For each Site, the following filings and recordings are required to perfect the rights of Lessor, Lenders and Agent intended to be created by the Operative Documents.

A. For each Site, the following Operative Documents must be recorded among the land records of the county where the applicable Site is located:

                        The Deed
                        The Site Lease Supplement
                        The Mortgage

            For each Existing Site, the following Operative Documents must be recorded in the Official Records of Santa Clara County,
California:

                        The Deed
                        The Site Lease Supplement (California)
                        The Mortgage

B. All UCC financing statements must be filed with the Secretary of State of the State where the applicable Site is located and in any other records required by the UCC in order to perfect the Lessor's, the Lender's and the Agent's rights intended to be created by the Operative Documents.

            For each Existing Site, all UCC financing statements must be filed with the California Secretary of State.

                                   SCHEDULE IV

                              GOVERNMENTAL ACTIONS

           No other items except as set forth on Schedule III hereto.

                                   APPENDIX 1
                           TO PARTICIPATION AGREEMENT
                           DATED AS OF APRIL 30, 1997

                         Definitions and Interpretation

                                   APPENDIX 2
                                       TO
                             PARTICIPATION AGREEMENT
                           DATED AS OF APRIL 30, 1997

                   DOCUMENT CLOSING DATE CONDITIONS PRECEDENT

A. The occurrence of the Document Closing Date is subject to the following conditions precedent:

            (a) Operative Documents. Each of the Operative Documents to be entered into on the Document Closing Date shall have been duly authorized, executed and delivered by the parties thereto, and shall be in full force and effect, including (i) this Participation Agreement, (ii) the Lease and each Lease Supplement, (iii) the Construction Agency Agreement, (iv) the Deeds for each Site, (v) the Bills of Sale, (vi) the Lease Supplement for each Site, (vii) the Note Guarantee, (viii) the Loan Agreement, (ix) the Capital Asset Purchase Agreement, (x) the Notes, (xi) the Mortgages for each Site, (xii) the Security Agreement, (xiii) the Assignment of Lease, from Lessor to Agent for the benefit of the Lenders, and consented to by Lessee pursuant to that certain Lessee's Consent, dated as of the Document Closing Date (the "Consent to Assignment") by Lessee, as obligor, in favor of Agent for the benefit of the Lenders, in each case in the respective forms set forth as Exhibit L and Exhibit M hereto; (xiv) the Consent to Assignment, (xv) the Assignment of Construction Agency Agreement dated as of the Document Closing Date from Lessor to Agent for the benefit of the Lenders, and consented to by Lessee pursuant to that certain Consent, dated as of the Document Closing Date (the "Consent to Construction Agency Agreement Assignment"), in each case in the respective forms set forth as Exhibit N and Exhibit O hereto; (xvii) the Fee and Yield Letter; (xviii) the Pledge Agreement; and (xix) the Consent to Construction Agency Agreement Assignment. Agent and Participants shall each have received a fully executed original or copy of each of the Operative Documents (other than the Notes and the Lease of which Agent shall receive the originals and Lessor shall receive specimens). The Operative Documents (or memoranda thereof), any supplements thereto and any financing statements in connection therewith required under the Uniform Commercial Code shall have been recorded, registered and filed, if necessary, in such manner as to enable Lessee's counsel to render its opinion referred to in clause (c) below.

            (b) Taxes. All taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of the Operative Documents shall have been paid or provisions for such payment shall have been made to the satisfaction of Agent and Participants.

            (c) Opinions of Counsel. (i) Each of Orrick, Herrington & Sutcliffe LLP and Hallgrimson McNichols & McCann, special counsel to Lessee, shall have issued to Agent and Participants its opinion in the form set forth on Exhibit V-1 and V-2, respectively; and (ii) the Law Department of Lessee shall have issued to Agent and Participants his/her opinion in the form set forth on
Exhibit V-3.

            (d) Responsible Employee's Certificate of Lessee. Agent shall have received a Responsible Employee's Certificate, dated as of the Document Closing Date, of Lessee stating that (i) each and every representation and warranty of Lessee contained in the Operative Documents to which it is a party is true and correct in all material respects on and as of the Document Closing Date, except that any such representation or warranty which is expressly made only as of a specified date need be true only as of such date; (ii) no Lease Default or Lease Event of Default under the Lease or, to the best of such Responsible Officer's knowledge, the Loan Agreement has occurred and is continuing; (iii) each Operative Document to which Lessee is a party is in full force and effect with respect to it; and (iv) Lessee has duly performed and complied with all covenants, agreements and conditions contained in this Appendix 2 and, in all material respects, with all other agreements and conditions contained in the Participation Agreement and in any other Operative Document to which Lessee is a party required to be performed or complied with by it on or prior to the Document Closing Date.

            (e) Lessee's Resolutions and Incumbency Certificate, etc. Agent shall each have received (i) a certificate of the Secretary or an Assistant Secretary of Lessee attaching and certifying as to (A) the resolutions of the Board of Directors duly authorizing the execution, delivery and performance by Lessee of each Operative Document to which it is or will be a party, (B) its certificate of incorporation and bylaws, and (C) the incumbency and signature of persons authorized to execute and deliver on its behalf the Operative Documents to which it is a party, and (ii) a good standing certificate from the appropriate officer of each state in which Land Interests are proposed to be acquired on the Document Closing Date.

            (f) Document Closing Date. The Document Closing Date shall occur on or prior to May 15, 1997.

            (g) Officer's Certificate of Lessor. Lessee and Agent shall have received a certificate of an authorized officer of Lessor, dated as of the Document Closing Date, stating that (i) each and every representation and warranty of Lessor contained in the Operative Documents to which it is a party is true and correct in all material respects on and as of the

Document Closing Date, except that any such representation or warranty which is expressly made only as of a specified date need be true only as of such date,
(ii) each Operative Document to which Lessor is a party is in full force and effect with respect to it, and (iii) Lessor has duly performed and complied with all covenants, agreements and conditions contained herein or in any Operative Document required to be performed or complied with by it on or prior to the Document Closing Date.

            (h) Lessor's Resolutions and Incumbency Certificate, etc. Lessee and Agent shall have received (i) a certificate of Lessor attaching and certifying as to (A) the resolutions duly authorizing the execution, delivery and performance by Lessor of each Operative Document to which it is or will be a party, (B) its limited partnership agreement and certificate of limited partnership, certified as of a recent date by an appropriate officer of Lessor, and (C) the incumbency and signature of persons authorized to execute and deliver on its behalf the Operative Documents to which it is a party.

            (i) Opinion of Counsel. Each of the General Counsel of Lessor and Mayer, Brown & Platt, special New York counsel, shall have issued to Lessee, Lenders and Agent their opinion to the effect and in the form set forth on
Exhibit X-1 and Exhibit X-2, respectively.

            (j) Private Placement Certificate. Credit Suisse First Boston and Lessor shall have delivered to Lessee a Private Placement Certificate substantially in the form of Exhibit AA.

All documents and instruments required to be delivered on the Document Closing Date shall be delivered at the offices of Mayer, Brown & Platt, 1675 Broadway, New York, New York 10019-5820 or at such other location as may be determined by Agent, Lessor and Lessee.



                                       3